Exhibit 10.56

(Translation)

JPY18,000,000,000

LOAN AGREEMENT

FASL JAPAN LIMITED

as Borrower

MIZUHO CORPORATE BANK, LTD.

as Arranger and Agent

MIZUHO CORPORATE BANK, LTD.

THE DAI-ICHI MUTUAL INSURANCE COMPANY

SHINKIN CENTRAL BANK.

THE BANK OF YOKOHAMA, LTD

as Lender

September 25, 2003

This translation is prepared pursuant to Clause 32.11 for reference purpose only. If there is a conflict between in any of the provision provided in this translation and that of the Japanese original, the Japanese original shall prevail.

***Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission pursuant to Rule 25b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment.***

i

LOAN AGREEMENT

FASL JAPAN LIMITED (hereinafter referred to as the “Borrower”); the financial institutions described in Part III of Schedule ONE (hereinafter respectively referred to as a “Lender”, and collectively referred to as “All Lenders”); and MIZUHO CORPORATE BANK, LTD, (hereinafter referred to as the “Agent”), as of the date of September 25, 2003 enter into the following agreement (hereinafter referred to as this “Agreement”).

1.	DEFINITIONS

In this Agreement, the following terms shall have the meaning set forth below, unless it is apparent that such terms mean otherwise in the context hereof:

1.1	Adjusted Tangible Assets” means all of the Borrower’s assets, determined on a consolidated basis (provided that if the Borrower does not have a balance sheet made in consolidated basis, the stand alone balance sheet shall be applied) in accordance with the accounting standards which is generally accepted as fair and appropriate one in Japan, except (a) deferred assets, other than prepaid insurance and prepaid taxes, (b) patents, copyright, trademarks, trade names, franchises, goodwill, and other similar intangibles and (c) unamortized debt discount and expense.

1.2	Adjusted Tangible Net Worth” means, at any date, (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with the accounting standards which is generally accepted as fair and appropriate one in Japan) at which the Adjusted Tangible Assets would be shown on a balance sheet of the Borrower at such date prepared on a consolidated basis (provided that if the Borrower does not have a balance sheet made in consolidated basis, the stand alone balance sheet shall be applied) in accordance with the accounting standards which is generally accepted as fair and appropriate one in Japan less (b) the amount at which the Borrower’s liabilities would be shown on such consolidated balance sheet (provided that if the Borrower does not have a balance sheet made in consolidated basis, the stand alone balance sheet shall be applied), including as liabilities all reserves for contingencies and other potential liabilities which would be required to be shown on such balance sheet.

1.3	Affiliate” means, as to any person, any other person which, directly or indirectly, is in control of, is controlled by, or in under common control with, such person or which owns, directly or indirectly, ten percent or more of the outstanding equity interest of such person. A person shall be deemed to control another person if the controlling person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other person, whether through the ownership of voting securities, by contract, or otherwise.

1.4	“Agent Fee” means the fees that the Borrower shall pay to the Agent as separately agreed upon between the Borrower and the Agent.

1.5	“Agent Services” means the services set forth in the provisions of this Agreement whereby the Agent was entrusted by All Lenders to perform for the benefit of All Lenders.

1.6	“Agent’s Account” means the current deposit account (toza yokin koza) (Account No. [***]*, Account Holder: FASL JAPAN LIMITED AGENT-GUCHI) held by the Agent at Mizuho Corporate Bank, Ltd., Head Office.

1.7	“Aizu Facility” means the Borrower’s existing and after acquired real property and improvements at its Aizu manufacturing facilities and ancillary facilities located in Aizu-Wakamtsu, Fukushima, Japan.

1.8	“Applicable Interest Rate” means the interest rate equal to the Base Rate plus the Spread.

1.9	“Assignee” means the person who receives the assignment of the Loan Receivables in accordance with Clause 29.1.

1.10	“Assignor” means the person who assigns the Loan Receivables in accordance with Clause 29.1.

1.11	“Base Rate” means the interest rate for the relevant Interest Period according to the Japanese Yen TIBOR (page 17097 of the Telerate) published by the Japanese Bankers Association at eleven (11) o’clock A.M. or at the nearest possible time after eleven (11) o’clock A.M. of the second Business Day prior to the commencement date of each Interest Period. Provided, however, that if such interest rate is not published for some reason, this rate shall be the interest rate (indicated as an annual rate) that is reasonably decided upon by the Agent as the offered rate applicable for a drawdown in yen for the relevant Interest Period in the Tokyo Interbank Market as of eleven (11) o’clock A.M. of the second Business Day prior to the commencement date of each Interest Period or the nearest time prior thereto.

1.12	“Break Funding Cost” means, in cases where the principal is repaid or set off before the Due Date of the Individual Loan, and where the Reinvestment Rate falls below the Applicable Interest Rate, the amount calculated as the principal amount with respect to which such repayment or set-off was made, multiplied by (i) the difference between the Reinvestment Rate and the Applicable Interest Rate, and (ii) the actual number of days of the Remaining Period. “Remaining Period” means the period commencing on the day the repayment or set-off was made and ending on the Interest Payment Date coming immediately thereafter, and the “Reinvestment Rate” means the interest rate reasonably determined by the Lenders as the interest rate to be applied on the assumption that the prepaid or off-set principal amount will be reinvested in the Tokyo Interbank Market during the Remaining Period. The calculation method for such Break Funding Cost shall be on a per diem basis, inclusive of first day and exclusive of last day, assuming that there are 365 days per year, wherein divisions shall be done at the end of the calculation, and fractions less than one yen shall be rounded down.

1.13	“Business Day” means any day other than those that are bank holidays in Japan.

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 26, 2003.

1.14	“Costs Increased Lender” means a Lender that has incurred Increased Costs.

1.15	“Debt For Borrowed Money” means, as to person, debt for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such debt of such person, the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and all obligation under the Lease.

1.16	“Drawdown Date” means September 30, 2003.

1.17	“Due Date” means, with respect to the principal to the Loans, the Repayment Date, the interest in relation to the Loans, the Interest Payment Date and with respect to other amounts, the date set forth as the date on which payments shall be made in accordance with this Agreement.

1.18	“Due Time” means, if any Due Dates are provided for herein, eleven (11) o’clock A.M. of such Due Date.

1.19	“Enhanced Covenant Period” means any period that the Borrower fails to maintain minimum cash balance than 1 billion yen.

1.20	“Exemption Event” means (i) an outbreak of a natural disaster or war, (ii) an interruption or difficulty in the electrical, communications or various settlement systems, (iii) any event that occurs within the Tokyo Interbank Market that disables loans in yen, and (iv) any other event not attributable to the Lenders that results in the Majority Lenders (if it is difficult to clarify the intention of the Majority Lenders, the Agent) determining that it is impossible to make the Loan.

1.21	“FMH” means Fujitsu Microelectronics Holding, Inc.

1.22	“Guarantee” means a guarantee made and submitted by the Guarantor to the Agent and All Lenders as of September 25, 2003, for the purpose of guaranteeing the obligations assumed by the Borrower under this Agreement in the form of Schedule FIVE.

1.23	“Guarantor” means Fujitsu Limited.

1.24	“Increased Costs” means the increased portion (the amount reasonably calculated by such Lender) of lending expenses, in cases where the Lender’s lending expenses under this Agreement are substantially increased (excluding any increase caused by a change in tax rates on taxable incomes of such Lender) due to, among other things, (i) any enactment or amendment of Laws and Ordinances, or any change in the interpretation or application thereof, or (ii) establishment or increase in capital reserves.

1.25	“Individual Loan” means a loan made by a Lender respectively pursuant to this Agreement.

1.26	“Individual Loan Money” means the money lent (or to be lent) by a Lender to the Borrower as an Individual Loan, and the “Individual Loan Amount” means the amount of the Individual Loan Money.

1.27	“Interest Payment Date” means an interest payment date set forth in Schedule TWO, and if such corresponding day falls on a day other than a Business Day, the following Business Day shall be the Interest Payment Date. If such following Business Day occurs in the next month, the immediately preceding Business Day shall be the Interest Payment Date.

1.28	“Interest Period” means each period set forth in Clause 11.1 in respect of the Loan.

1.29	“Inventory” means all of the Borrower’s now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in the Borrower’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

1.30	“Investments” means to any person, any acquisition of property by such person in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capitol contribution, or subscription.

1.31	“Laws and Ordinances” means the treaties, laws, cabinet orders, ministerial ordinances, rules, announcements, judgments, decisions, arbitral awards, directives, and policies of relevant authorities, which apply to this Agreement, the transactions pursuant hereto or the parties hereto.

1.32	“Lease” means any lease of property by the Borrower or its Subsidiary which, in accordance with the accounting standards which is generally accepted as fair and appropriate one in Japan, should be reflected as a lease on the consolidated balance sheet of the Borrower.

1.33	“Lending Obligation” means a Lender’s obligation to make Individual Loans to the Borrower upon the condition that the requirements set forth under each item of Clause 5 are satisfied.

1.34	“Loan Receivables” means the loan claim in relation to each Individual Loan.

1.35	“Loan(s)” means the aggregate of the Individual Loans made pursuant to this Agreement.

1.36

“Majority Lenders” means multiple Lenders whose Participation Ratios amount to 51% or more in total as of the Intention Clarification Time (provided, however, that, for the period after All Lenders’ Lending Obligations are extinguished, and where the repayment of all obligations pursuant to this Agreement in relation to the Loan have not been completed, the percentage shall be that of the total principal amount of the Outstanding Individual Loan Money per each Lender to the Total Outstanding Balance as of the Intention Clarification Time). “Intention Clarification Time” means, in cases where the Lender determines that any event requiring instructions by the Majority Lenders has occurred, the point in time when the Agent receives notice under Clause 27.1(i), and in cases where the Agent determines it necessary to clarify the intention of the Majority Lenders, the point in time when the Agent gives notice under Clause 27.2.

1.37	“Moody’s” means Moody’s Investors Service, Inc.

1.38	“Outstanding Individual Loan Money” means the principal, the interest, default interest, the Break Funding Costs and any other payment obligation that the Borrower owes pursuant to this Agreement with respect to Individual Loan, and the “Outstanding Individual Loan Amount” means the amount of such Outstanding Individual Loan Money.

1.39	“Participation Amount” means the amount described in Schedule ONE with respect to each Lender.

1.40	“Participation Ratio” means the percentage of the Participation Amount of each Lender to the Total Lending Amount.

1.41	“Repayment Date” means a repayment date set forth in the Schedule TWO, and if such corresponding day falls on a day other than a Business Day, the following Business Day shall be the Repayment Date. If such following Business Day occurs in the next month, the immediately preceding Business Day shall be the Repayment Date.

1.42	“Reports” means (i) an audited operating statement (eigyou houkokusyo) (balance sheet, profit and loss statement, statement of cash flow, and other documents incidental thereto. If the Borrower’s consolidated Subsidiary or Affiliate is established, an operating statement based on the consolidated basis shall be included.) based on the stand alone basis prepared by the Borrower within 90 days from the end of the fiscal year, (ii) an unaudited operating statement (eigyou houkokusyo) (balance sheet, profit and loss statement, statement of cash flow, and other documents incidental thereto. If the Borrower’s consolidated Subsidiary or Affiliate is established, an operating statement based on the consolidated basis shall be included.) based on the stand alone basis prepared by the Borrower within 45 days from the quarter-end of the fiscal year, (iii) an audited financial statement (balance sheet, profit and loss statement, statement of cash flow, and other documents incidental thereto) based on the consolidated basis prepared by FASL LLC within 90 days from the end of the fiscal year, and (iv) an unaudited financial statement (balance sheet, profit and loss statement, statement of cash flow, and other documents incidental thereto) based on the consolidated basis prepared by FASL LLC within 45 days from the quarter-end of the fiscal year.

1.43	“Spread” means a spread described in Schedule THREE.

1.44

“Status of the Establishment of the Collateral” described in Schedule FOUR means the description of the assets offered as collateral under the Security Assignment Agreement (Joto Tanpo Settei Keiyaku) dated June 30, 2003, executed by and between the Guarantor and the Borrower, and the description of the assets offered as first mortgage under the Mortgage Agreement and the Letter Concerning

Establishment of Security Interest (Tanpo Sashiire Sho) dated June 30, 2003, executed by and between the Guarantor and the Borrower.

1.45	“Subsidiary” of a person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent of the voting stock or other equity interest (in the case of person other than corporation), is owned or controlled directly or indirectly by the person, or one or more of the Subsidiaries of the person, or a combination thereof.

1.46	“Syndicate Account” means the ordinary deposit account (futsu yokin koza) (Account No. ***, Account Holder: FASL JAPAN LIMITED) held by the Borrower at Mizuho Corporate Bank, Ltd., Uchisaiwaicho Corporate Banking Division.

1.47	“Taxes and Public Charges” means all public taxes or public charges including income taxes, corporate taxes and other taxes, which are applicable in Japan.

1.48	“Temporary Advancement” means, with respect to the Borrower’s repayment on a Due Date, the payment made by the Agent to the Lenders before the completion of the Borrower’s repayment of an amount equivalent to the amount to be distributed to the Lenders in accordance with Clause 17; or with respect to the Individual Loans made by the Lenders on the Drawdown Date, the payment made by the Agent to the Borrower before the Lender’s making the Individual Loan of an amount equivalent to the amount of the Individual Loan to be made to the Borrower.

1.49	“Temporary Advancement Costs” means, in cases where the Agent makes a Temporary Advancement, the amount calculated as the amount of Temporary Advancement, multiplied by (i) the Funding Rate, and (ii) the actual number of days of the Temporary Advancement Period. “Temporary Advancement Period” means the period commencing on the date that a Temporary Advancement is made and ending on the date that such Temporary Advancement is cleared, and the “Funding Rate” means the interest rate that the Agent reasonably determines as the interest rate to fund the amount of Temporary Advancement through the Temporary Advancement Period. The calculation method for such Temporary Advancement Costs shall be on a per diem basis, inclusive of first day and exclusive of last day, assuming that there are 365 days per year, wherein divisions shall be done at the end of the calculation, and fractions less than one yen shall be rounded down.

1.50	“Total Lending Amount” means the total of the Participation Amounts of All Lenders.

1.51	“Total Outstanding Balance” means the total principal amount of the Outstanding Individual Loan Money owed to All Lenders.

2.	RIGHTS AND OBLIGATIONS OF LENDERS

2.1	The Lenders shall owe the Lending Obligations.

2.2	Unless otherwise provided for in this Agreement, the obligations of each Lender under this Agreement shall be independent, and a Lender shall not be released from its obligations under this Agreement for the reason that any of the other Lenders fails to perform such obligations. A Lender shall not be responsible for any failure of other Lenders to perform their obligations under this Agreement.

2.3	If a Lender, in breach of its Lending Obligation, fails to make an Individual Loan on the Drawdown Date, such Lender shall, upon request by the Borrower, immediately compensate the Borrower for all damages, losses and expenses incurred by the Borrower as a result of such breach; provided, however, that the maximum amount of such compensation to the Borrower for the damages, losses and expenses incurred shall be the difference between (i) the interest and other expenses that is required or would be required to be paid if the Borrower separately makes a drawdown as a result of the Individual Loan’s failure to be made on the Drawdown Date, and (ii) the interest and other expenses that would have been required to be paid if the Individual Loan were made on the Drawdown Date.

2.4	Unless otherwise provided for in this Agreement, each Lender may exercise its rights under this Agreement separately and independently.

3.	USE OF PROCEEDS

The Borrower shall use the money raised by the Loan as long-term working capital and repayment fund for the borrowings of 18 billion yen (bridge finance) under Over-draft Loan Facility Agreement dated as of June 30, 2003 between Mizuho Corporate Bank, Ltd.

4.	CONDITIONS PRECEDENT FOR EFFECTIVENESS OF THIS AGREEMENT

This Agreement shall take effect at such time that the Borrower and the Guarantor shall have submitted all of the following documents to the Agent and All Lenders, and the Agent and All Lenders are satisfied with the details thereof:

(a)	the certificate of seal registration of the representative of the Borrower and the Guarantor as of July 1, 2003 or thereafter, who shall sign and affix their seal to this Agreement and the Guarantee;

(b)	a certified copy of the certificate of corporate registration (an entire certificate of record matter or an entire certificate of present matter) of the Borrower and the Guarantor as of July 1, 2003 or thereafter;

(c)	the articles of incorporation of the Borrower and the Guarantor, with certification attached thereto certifying that it is a copy of the original (the date of such certification shall be July 1, 2003 or thereafter); and

(d)	the confirmation letter prepared by the representative director of the Borrower and certifying that all internal procedures of the company necessary for the execution of this Agreement and the drawdown pursuant to this Agreement have completed.

(e)	the confirmation letter prepared by the representative director of the Guarantor and certifying that all internal procedures of the company necessary for the execution of this Agreement and the making of the guarantee pursuant to this Agreement have completed.

5.	CONDITIONS PRECEDENT FOR LENDING OBLIGATIONS

The Lender shall owe the Lending Obligations upon the condition (irrespective of whether or not notice under Clause 7.1 was given) that the conditions set forth in each of the following items are satisfied at the time of the making of the Individual Loan. The satisfaction of such conditions shall be determined individually by each Lender, and no other Lender or the Agent shall be responsible for a Lender’s determination or refusal to make a Loan.

(1)	The Lending Obligations of All Lenders have not been exempted pursuant to Clause 8.2.

(2)	All the matters described in each item of Clause 18 of this Agreement and each item of Clause 2 of the Guarantee are true and correct.

(3)	The Borrower and the Guarantor have not breached any provision of this Agreement and the Guarantee, and there is no threat that such breach may occur on or after the Drawdown Date.

(4)	No consultation pursuant to the provisions of Clause 31 has been held.

6.	MAKING OF LOANS

6.1	If a Lender does not give notice pursuant to Clause 7.1, and all conditions set forth in each item of Clause 5 are satisfied at the time of the drawdown of the Individual Loan, the Lender shall remit the Individual Loan Amount to the Agent’s Account by eleven (11) o’clock of the Drawdown Date. The Individual Loan shall be deemed to have been made by that Lender as of the time that the Agent remits such money to the Syndicate Account.

6.2	When the Loan is made pursuant to Clause 6.1, the Borrower shall immediately send to the Agent a written receipt describing the amount of the Loan and the specifics of the Individual Loan. The Agent shall, upon receiving such receipt, promptly provide a copy thereof to the Lender who made the Individual Loan. The Agent shall retain the original receipt on behalf of that Lender until the Outstanding Individual Loan Money in relation to such Individual Loan is repaid in full.

6.3	If notice under Clause 7.1 has not been given, the Agent may make the Individual Loan on behalf of a Lender through Temporary Advancement. After such Temporary Advancement, the relevant Lender shall remit the full equivalent amount of the Individual Loan Money to the Agent’s Account by eleven (11) o’clock of the Drawdown Date, and if such remittance is not completed by that time, the Lender shall, promptly upon the Agent’s request, pay to the Agent the Temporary Advancement Costs making required in such Temporary Advancement.

7.	REFUSAL TO MAKE LOANS

7.1	A Lender who decides not to make the Individual Loan for the reason that all or part of the conditions under Clause 5 are not satisfied (the “Non-Drawdown Lender”) may notify the Agent, the Borrower, the Guarantor and all other Lenders of the decision with the reason affixed thereto by three (3) o’clock P.M. of the first Business Day prior to the Drawdown Date. Provided, however, that if, notwithstanding the satisfaction of all the conditions under Clause 5, such notice is given and the Individual Loan is not made, the Non-Drawdown Lender may not be released from liabilities arising from the breach of its Lending Obligations.

7.2	The Borrower shall be responsible for any damages, losses or expenses incurred by the Non-Drawdown Lender or the Agent as a result of the failure to make the Individual Loan by that Non-Drawdown Lender. Provided, however, that the foregoing shall not apply if the failure to make the Individual Loan constitutes a breach of the Non-Drawdown Lender’s Lending Obligations.

8.	EXEMPTION OF LENDER

8.1	If an Exemption Event occurs with respect to a Lender, the Agent shall immediately notify the Borrower, the Guarantor and All Lenders of such event in writing.

8.2	All Lenders shall be exempted from their Lending Obligations If an Exemption Event occurs.

9.	INCREASED COSTS

9.1	A Costs Increased Lender may, by notifying the Borrower in writing via the Agent, request the Borrower to elect either to bear the Increased Costs or to prepay to the Costs Increased Lender. The Borrower shall respond to such request by giving written notice to the Costs Increased Lender via the Agent.

9.2	If the Borrower elects to bear the Increased Costs in response to the Costs Increased Lender’s request under Clause 9.1, the Borrower shall pay, in accordance with the provision of Clause 16, the Costs Increased Lender the money equivalent to such costs.

9.3	If the Borrower elects to prepay to the Costs Increased Lender in response to the request under Clause 9.1, the Borrower shall notify the Agent and All Lenders in writing by tenth (10) Business Day prior to the date the Borrower desires to prepay (the “Desired Prepayment Date”), of (a) the desire to prepay, and (b) the Desired Prepayment Date.

9.4	If the notice under Clause 9.3 is given, the Borrower shall pay, in accordance with the provision of Clause 16, to the Costs Increased Lender on the Desired Prepayment Date all obligations which the Borrower owes to the Costs Increased Lender under this Agreement. In this case, until the Borrower completes payment of all obligations which the Borrower owes to the Costs Increased Lender under this Agreement, the relevant provisions of this Agreement regarding the performance of such obligations shall remain in full force and effect with respect to the Costs Increased Lender.

9.5	If the Borrower completes repayment to the Cost Increased Lender pursuant to Clause 9.4, the Participation Ratio of the Lenders other than the relevant Cost Increased Lender shall be adjusted as follows;

(i)	the Participation Amount of the relevant Cost Increased Lender shall be subtracted from the Total Lending Amount before making the adjustment, and the Total Lending Amount shall be adjusted accordingly

(ii)	the Participation Ratio of the Lenders other than the relevant Cost Increased Lender shall be adjusted to the percentage of the respective Participation Amount of each Lender to the Total Lending Amount after making the adjustment under the preceding item.

10.	REPAYMENT OF PRINCIPAL

The Borrower shall repay the principal of the Loan in the amount set forth in the Schedule TWO on the Repayment Date in accordance with the provision of Clause 16.

11.	INTEREST

11.1	The Interest Period shall be three (3) month and the period shall be from the Interest Payment Date (provided that the initial base date for the first Interest Period shall be the Drawdown Date) to the Interest Payment Date coming immediately thereafter.

11.2	The Borrower shall pay to each Lender in accordance with the provision of Clause 16, the total amount of interest calculated as the principal amount in relation to the Individual Loan granted by such Lender, multiplied by (i) the Applicable Interest Rate, and (ii) the actual number of days of the Interest Period, on the Interest Payment Date which is the final date of the relevant Interest Period.

11.3	The calculation method for interest under Clause 11.2 shall be on a per diem basis, inclusive of first and exclusive of last day, assuming that there are 365 days per year, wherein divisions shall be done at the end of the calculation, and fractions less than one yen shall be rounded down.

12.	PREPAYMENT

12.1	The Borrower may not prepay all or any part of the principal of the Loan before its Due Date (a “Prepayment”). Provided, however, that this shall not apply if the Prepayment is made pursuant to Clause 9 or Clause 31, or if the Borrower, in accordance with the procedures set forth below, obtains the prior written approval of all of the Lenders who made the Loan in respect of which the Borrower gave notice of its desire to prepay (“Relevant Prepayment Lenders”), and the Agent.

12.2

If the Borrower desires to make a Prepayment, the Borrower shall give a written notice to the Agent by the tenth Business Day prior to the date the Borrower desires to make the Prepayment (the “Desired Prepayment Date”), stating (a) the principal amount the Borrower desires to prepay (not less than 1,200 million yen, in increments of 1,200 million yen), (b) that the Borrower will pay in full on the Desired Prepayment Date, the interest (the “Accrued Interest”) on the principal amount desired to be prepaid that has accrued by the Desired Prepayment Date (inclusive), and (c) the Desired Prepayment Date. After receiving notice from the Borrower, the Agent shall notify the Relevant Prepayment Lenders of items (a) through (c) of this Clause 12.2 by the ninth Business Day prior to the Desired Prepayment Date, whereupon the Relevant Prepayment Lenders shall notify the Agent by the fifth Business Day prior to the Desired Prepayment Date of whether or not it approves such Prepayment. If such notice by any Relevant Prepayment Lender does not reach the Agent by the fifth Business Day prior to the Desired Prepayment Date, it shall be deemed that the Relevant Prepayment Lender did not approve such Prepayment. The Agent shall judge the acceptability of the Prepayment by the fourth Business Day prior to the Desired Prepayment Date, and notify the result to the Borrower and the Relevant Prepayment Lenders.

12.3	If the Prepayment is approved in accordance with Clause 12.2, the Relevant Prepayment Lenders shall notify the Agent of the Break Funding Cost by the second Business Day prior to the Desired Prepayment Date. After receiving such notice, the Agent shall notify the Borrower of the same by the first Business Day prior to the Desired Prepayment Date. The Borrower shall pay, in accordance with Clause 16, the total of the principal, the Accrued Interest and the Break Funding Cost in respect of the Loan to be prepaid on the Desired Prepayment Date.

12.4	The amount prepaid under this Clause shall be preferentially appropriated to the obligation with respect to the later Repayment Date. The Borrower shall not be entitled to demand to re-borrow the prepaid amount.

13.	DEFAULT INTEREST

13.1	If the Borrower fails to perform its obligations under this Agreement owing to a Lender or the Agent when due, the Borrower shall, immediately upon the Agent’s request and in accordance with Clause 16, for the period commencing on the Due Date (inclusive) of such defaulted obligation (the “Defaulted Obligations”) and ending on the day (inclusive) the Borrower performs all Defaulted Obligations, pay default interest calculated by multiplying the amount of the Defaulted Obligations by the higher of either (to the extent not in violation of Laws and Ordinances) (i) the rate obtained by adding the rate of 2% per annum to the reasonable cost (calculated at the interest rate that the creditor reasonably decides upon) incurred by the creditor of the Defaulted Obligations for raising the amount in default, or (ii) the rate of 14% per annum.

13.2	The calculation method for default interest under Clause 13.1 shall be on a per diem basis, inclusive of first and last day, assuming that there are 365 days per year, wherein divisions shall be done at the end of the calculation, and fractions less than one yen shall be rounded down.

14.	AGENT FEE

The Borrower shall pay the Agent Fee to the Agent as separately agreed between the Borrower and the Agent, for the performance of the Agent Services set forth in this Agreement.

15.	EXPENSES; TAXES AND PUBLIC CHARGES

15.1	All expenses (including attorney’s fees) incurred in connection with the preparation and any revision or amendment of this Agreement, and all expenses (including attorney’s fees) incurred in relation to the maintenance and enforcement of the rights or the performance of the obligations by the Lender and the Agent pursuant to this Agreement shall be borne by the Borrower to the extent that it is not in violation of Laws and Ordinances. If any Lender or the Agent has paid these expenses in the place of the Borrower, the Borrower shall, immediately upon the Agent’s request, pay the same in accordance with the provision of Clause 16.

15.2	The stamp duties and any other similar Taxes and Public Charges incurred in relation to the preparation, amendment or enforcement of this Agreement and any documents related hereto shall be borne by the Borrower. If any Lender or the Agent has paid these Taxes and Public Charges in the place of the Borrower, the Borrower shall, immediately upon the Agent’s request, pay the same in accordance with the provision of Clause 16.

16.	PERFORMANCE OF BORROWER’S OBLIGATIONS

16.1	In order to repay the obligations under this Agreement, the Borrower shall remit the relevant amount to the Agent’s Account (i) by the Due Time, for those obligations the Due Date of which is provided for herein, or (ii) immediately upon the Agent’s request, for those obligations the Due Date of which is not provided for herein. In such cases, the Borrower’s obligations to the Agent or a Lender shall be deemed to have been performed upon the time of the remittance of the relevant amount to the Agent’s Account.

16.2	Unless otherwise provided for in this Agreement, a payment by the Borrower directly to a Lender other than the Agent contrary to the provisions of Clause 16.1 of amounts owing under this Agreement shall not be deemed to constitute the due performance of obligations under this Agreement. In this case, the Lender receiving such payment shall immediately pay the money it receives to the Agent, and the obligations with respect to such money shall be deemed to have been performed upon the Agent’s receipt of such money. Provided, however, that the Borrower, upon giving prior written notice to the Agent, disposes (nini-baikyaku) the assets subject to floating security interest (ne-tanpoken) that have been granted in favour of a Lender as the secured party of the floating security interest, and directly pays to that Lender the proceeds it receives from such disposal in order to perform its obligations under this Agreement, such direct payment shall be considered to constitute the due performance of obligations under this Agreement. The Borrower may not perform its obligations under this Agreement by deed-in-lieu of performance (daibutsu bensai) unless the Agent and All Lenders give their prior written approval.

16.3	The Borrower’s payments pursuant to this Clause 16 shall be applied in the order set forth below; provided, however, that the provisions of Clause 17.4 shall apply if any obligation of the Borrower becomes immediately due and payable pursuant to Clause 22:

(i)	those expenses to be borne by the Borrower under this Agreement, which the Agent has incurred in the place of the Borrower, and the Agent Fee;

(ii)	those expenses to be borne by the Borrower under this Agreement, payable to a third party;

(iii)	those expenses to be borne by the Borrower under this Agreement, which any Lender has incurred in place of the Borrower;

(iv)	the default interest and the Break Funding Cost;

(v)	the interest on the Loan; and

(vi)	the principal of the Loan.

16.4	Upon the application under Clause 16.3, if the amount to be applied falls short of the amount outlined in any of the items thereunder, with respect to the first item not fully covered (the “Item Not Fully Covered”), the remaining amount, after the application to the item of the next highest order of priority, shall be applied after the proration in proportion to the amount of the individual payment obligations owed by the Borrower regarding the Item Not Fully Covered, which have become due and payable.

16.5	Unless otherwise required by Laws and Ordinances, the Borrower shall not deduct Taxes and Public Charges from the amount of obligations to be paid pursuant to this Agreement. If it is necessary to deduct Taxes and Public Charges from the amount payable by the Borrower, the Borrower shall additionally pay the amount necessary in order for the Lender to be able to receive the amount that it would receive if no Taxes and Public Charges were imposed. In such cases, the Borrower shall, within thirty (30) days from the date of payment, directly send to the Lender the certificate of tax payment in relation to withholding taxes issued by the tax authorities or other competent governmental authorities in Japan.

17.	DISTRIBUTION TO LENDERS

17.1	If there still exist any remaining amounts after deducting the amount equivalent to the amount described in Clause 16.3(i) and Clause 16.3(ii) from the amount paid by the Borrower pursuant to Clause 16, the Agent shall immediately distribute such remaining amount to the Lenders in accordance with the provision of this Clause 17. Provided, however, that if such money was paid by the Borrower pursuant to Clause 9.2 or Clause 9.4, notwithstanding the provision of this Clause 17, the Agent shall promptly distribute such money to the Costs Increased Lender.

17.2	If, prior to distribution by the Agent to the Lenders pursuant to this Clause 17, (a) an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae) in relation to the Loan Receivables is served on the Borrower, or (b) an assignment in relation to the Loan Receivables is made, the rights and obligations of the Borrower, the Agent and the Lenders shall be regulated in accordance with the following provisions:

(a) (i)	If the Agent completes the distribution to the Lenders pursuant to this Clause 17 before receiving notice from the Borrower pursuant to Clause 19.4 that it has received service of an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae) with respect to the Loan Receivables:

In this case, even if the creditor obtaining an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae), the Borrower, the Lenders or any other third party suffers damages, losses or expenses (the “Damages”) as a result of such distribution by the Agent, the Agent shall not be liable in relation thereto, and the Borrower shall deal with them at its own cost and liability. The Borrower shall compensate the Agent for any Damages incurred by the Agent due to such distribution.

(ii)	If the Agent, after the Borrower’s remittance of money to the Agent’s Account and before the completion of the distributions to the Lenders pursuant to this Clause 17, receives notice from the Borrower pursuant to Clause 19.4 that it has received service of an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae) with respect to the Loan Receivables for which such distribution is made:

In this case, (1) with respect to the money relating to such notice, the Agent may withhold the distributions pursuant to this Clause 17, and may take other measures in the manner that the Agent deems reasonable; and (2) the Agent shall distribute to All Lenders other than the Lender subject to such notice, the money paid by the Borrower excluding those subject to such notice. If the creditor obtaining an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae), the Borrower, the Lenders or any other third party suffers any Damages as a result of the distribution by the Agent pursuant to (1) of this Item (ii), the Agent shall not be liable in relation thereto, and the Borrower shall deal with them at its own cost and liability. The Borrower shall compensate the Agent for any Damages incurred by the Agent due to such distribution.

(b)	If the Assignor and the Assignee, under joint names, or if the Borrower, under its single name, notifies the Agent of an assignment of the Loan Receivables in accordance with Clause 29.1:

In this case, the Agent shall, after receiving either of these notices, immediately commence all administrative procedures necessary in order to treat such Assignee as the creditor of such Loan Receivables, and the Agent shall be exempt insofar as the Agent treats the previous Lender as the party in interest until the Agent notifies the Borrower, the Assignor and the Assignee that such procedures have been completed. If the Assignee or any other third party suffers Damages due to such treatment by the Agent, the Agent shall not be liable in relation thereto, and the Borrower and the Assignor of such Loan Receivables shall deal with them at their own cost and liability. The Borrower and the Assignor of such Loan Receivables shall jointly compensate the Agent for any Damages incurred by the Agent arising out of this Item (b).

17.3	The distributions by the Agent to the Lenders shall be made in order, starting from Clause 16.3(iii) to Clause 16.3(vii). If there is an Item Not Fully Covered regarding the amounts to be distributed, the application and distribution with respect to such Item Not Fully Covered shall be made in accordance with the provisions of Clause 16.4.

17.4	Notwithstanding Clause 16.3, Clause 16.4 and Clause 17.3, if the Borrower’s obligations hereunder become immediately due and payable pursuant to Clause 22, the Agent shall distribute the remaining amount after deducting the amounts described under Clause 16.3(i) and Clause 16.3(ii) from the amount paid by the Borrower, in proportion to the amount of the obligations that the Borrower owes to the Lenders under this Agreement, in which case, the application shall be made in the order and method that the Agent deems appropriate.

17.5	If the remittance of money by the Borrower provided for in Clause 16.1 fails to be completed by the Due Time, the Agent shall be under no obligation to make the distributions set forth in Clause 17.1 on the same date. In such cases, the Agent shall make such distributions immediately after the remittance from the Borrower, and the Borrower shall bear any damages, losses and expenses incurred by the Lender or the Agent in connection therewith.

17.6	Upon request from the Agent, and if such request is based on a reasonable cause, the Lenders receiving such request shall immediately notify the Agent of the amount (including specifics) of the receivables they hold against the Borrower under this Agreement. In this case, the obligation of the Agent to make distributions set forth in Clause 17.1 shall arise at the time all such notices reach the Agent. In the case where a Lender delays this notice without reasonable cause, such Lender shall bear all damages, losses or expenses incurred by any Lender or the Agent due to such delay.

17.7	The Agent may make the distributions to the Lenders by Temporary Advancement (provided that the Agent shall not be obligated to make such Temporary Advancement.). If the Temporary Advancement is not cleared by the Due Time, the Lender who received the distribution pursuant to this Clause 17.7 shall, immediately upon the Agent’s request, reimburse to the Agent the amount of such Temporary Advancement that it received. The Lender shall, immediately upon the Agent’s request, pay to the Agent any Temporary Advancement Costs required in making such Temporary Advancement, per the amount of Temporary Advancement that it received.

18.	BORROWER’S REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to a Lender and the Agent that each of the following matters is true and correct at the execution date of this Agreement and at the Drawdown Date. In the event that any of the following matters is found to be untrue or incorrect, the Borrower shall fully indemnify all of the losses and costs incurred by the Lender and the Agent by such untrue or incorrect representation and warranty:

(i)	The Borrower is a stock company (kabushiki kaisya) duly incorporated and validly existing under the laws of Japan.

(ii)	The Borrower has a legal capacity (sui juris) necessary for execution and performance of this Agreement, the execution and performance of this Agreement by the Borrower and any transactions associated herewith are within the corporate purposes of the Borrower and the Borrower has duly completed all procedures necessary therefor under the Laws and Ordinances, the Articles of Incorporation and other internal company rules of the Borrower.

(iii)	The execution and performance of this Agreement by the Borrower and any transactions associated herewith does not result in (a) any violation of Laws and Ordinances which bind the Borrower, (b) any breach of its Articles of Incorporation and other internal company rules of the Borrower, and (c) any material breach of a third-party contract to which the Borrower is a party or which binds the Borrower or the assets of the Borrower.

(iv)	The person who signed or attached his/her name and seal to this Agreement is authorized to sign or attach his/her name and seal to this Agreement as the representative of the Borrower by all procedures necessary pursuant to the Laws and Ordinances, Articles of Incorporation or other internal company rules of the Borrower.

(v)	This Agreement constitutes legal, valid and binding obligations of the Borrower, and is enforceable against the Borrower in accordance with the terms of this Agreement.

(vi)	All Reports prepared by the Borrower are accurately and duly prepared in accordance with the accounting standards which is generally accepted as fair and appropriate one in Japan.

(vii)	After the last day of the fiscal year ended on March 31, 2003, no material change, which will cause a material deterioration of the business, assets, or financial condition of the Borrower described in the audited fiscal statement of that fiscal year and which may materially affect the performance of the obligations of the Borrower under this Agreement, has occurred.

(viii)	No lawsuit, arbitration, administrative procedure, or any other dispute has commenced or, to the knowledge of the Borrower, is likely to commence with respect to the Borrower, which will or may materially cause adverse effects on the performance of its obligations under this Agreement.

(ix)	No matter described in the items of Clauses 22.1 and 22.2 has occurred or is likely to occur.

(x)	The Guarantor owns 100% of the shares of FMH outstanding, FMH owns not less than 40% of the shares of FASL LLC outstanding, and FASL LLC owns 100% of the shares of the Borrower outstanding.

(xi)	The Borrower has not provided any collateral to any third party to secure the Borrower’s obligations, other than the securities described in Schedule FOUR.

(xii)	The assets described in Schedule FOUR will constitute all assets that are necessary to keep the Borrower’s business and have been provided as collateral.

19.	BORROWER’S COVENANTS

19.1	The Borrower covenants to perform, at its expense, the matters described in each of the following items on and after the date of this Agreement, and until this Agreement is terminated and the Borrower completes the performance of all of its obligations under this Agreement to each Lender and the Agent.

(i)	If any matter described in each item of Clause 22.1 or 22.2 (including the event which constitutes default when a default is not cured upon passage of the relevant curing period) has occurred, or is likely to occur, the Borrower shall immediately notify the Agent and All Lenders thereof.

(ii)	The Borrower shall submit a copy of the Reports, within 60 days from the first quarter-end, second quarter-end, and third quarter-end of the fiscal year, respectively, to All Lenders through the Agent.

(iii)	The Borrower shall submit a copy of the audited Reports, within 105 days from end of the fiscal year, to All Lenders through the Agent.

(iv)	The Borrower shall submit to the Agent any documents, with the number of copies and in the form designated by the Agent, that could confirms the compliance of matters described in Article 20 and Article 21 below, respectively within 60 days from the end of each fiscal quarter and six months closing (mid-year), as well as within 105 days from the end of each fiscal year.

(v)	The Borrower shall submit a copy of the Reports, within 60 days from the first quarter-end, second quarter-end, and third quarter-end of the fiscal year, respectively, of FASL LLC, to All Lenders through the Agent.

(vi)	The Borrower shall submit a copy of the audited Reports of FASL LLC, within 105 days from end of the fiscal year of FASL LLC, to All the Lenders through the Agent.

(vii)

Upon a request made by the Agent or a Lender through the Agent, the Borrower shall immediately notify to the Agent of the conditions of the assets, management, or businesses of the Borrower, its Subsidiary and FASL

LLC, and shall provide the necessary assistance to facilitate the investigations thereof.

(viii)	If any material change has occurred, or is found to be likely to occur with the passage of time, to the conditions of the assets, management, or businesses of the Borrower and its Affiliates, or if any lawsuit, arbitration, administrative procedure, or any other dispute, which will materially affect, or is likely to materially affect, the performance of the obligations of the Borrower under this Agreement, has commenced, or is found to be likely to commence, the Borrower shall immediately notify the Agent thereof.

(ix)	If any change occurs to the Status of the Establishment of the Collateral described in Schedule FOUR, the Borrower shall immediately notify thereof to the Agent in writing.

(x)	If any of the items described in Clause 18 is found untrue, the Borrower shall immediately notify thereof to the Agent.

19.2	The Borrower shall not offer any collateral to secure its obligations under this Agreement for the benefit of certain Lenders on and after the date of this Agreement, and until this Agreement is terminated and the Borrower completes the performance of all of its obligations under this Agreement to each Lender and the Agent, unless All Lenders and the Agent give prior written consent thereto.

19.3	The Borrower shall, on and after the date of this Agreement, and until this Agreement is terminated and the Borrower completes the performance of all of its obligations under this Agreement to each Lender and the Agent, affirmatively covenant to be in compliance with matters described in the items below. Upon applying the item (iv) and (v) below, any actions taken by the Borrower or any of its Subsidiaries and any events or circumstances occurring or arising during any time that is not the Enhanced Covenant Period, which actions, events or circumstances were permitted under the terms of this Agreement at the time taken, occurring or arising, shall not constitute a breach of the applicable covenant referencing such Enhanced Covenant Period during any subsequent Enhanced Covenant Period notwithstanding that such actions, events or circumstances would not have been permitted under such covenant, or would have constituted such a breach, had such actions, events or circumstances been taken, occurred or arisen during such Enhanced Covenant Period:

(i)	The Borrower will maintain licenses and other similar permits that are necessary to conduct the Borrower’s main business, and continue to carry out the business in compliance with material provisions of all Laws and Ordinances.

(ii)	The Borrower will not change its main business.

(iii)	The Borrower will not, unless otherwise specified in the Laws and Ordinances, subordinate the payment of any of its debts under this Agreement to the payment of any unsecured debts (including any secured debts that will not be fully collected after the foreclosure sale of the collateral), or at least will treat them equally.

(iv)	The Borrower and its Subsidiaries will not, during the Enhanced Covenant Period, enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of property of it or any of its Subsidiaries, or agree to do any of the forgoing, except (a) sales of the Inventory in the ordinary course of its business or such Subsidiary’s business; (b) sales or other disposition of assets in the ordinary course of business that is obsolete, worn-out or no longer useable by the Borrower in its business; (c) Investments by the Borrower or any of its Subsidiaries in the Borrower or any of its Subsidiary (provided that the amount of all such Investments made by the Borrower or any of its Japan Subsidiary during the Enhanced Covenant Period may not exceed 3 billion yen in the aggregate); (d) sales or other dispositions of assets where the aggregate book value of assets so sold by the Borrower and its Subsidiaries, together, shall not exceed 6 billion yen from and after the execution date of this Agreement; (e) mergers or consolidations between the Borrower and any of its Subsidiaries and between any of its Subsidiaries and any other Subsidiaries of the Borrower (provided that, with respect to any such transaction involving the Borrower, the Borrower shall be continuing or surviving entity); (f) transfers of the Inventory between the Borrower or its Subsidiaries, and among its Subsidiaries (provided that the terms of any such transactions shall be no less favourable to the Borrower and its Subsidiaries than would be obtained in a comparable arm’s length transaction with a third party who is not the Affiliate); or (g) transactions set forth in the item (v) below. Notwithstanding anything to the contrary in this item (iv), and whether or not the Enhanced Covenant Period then exists, (I) the Borrower shall not at any time consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to any person, and (II) the removal of the equipment from the Aizu Facility and the sale or other disposition of the Aizu Facility, which will substantially affect the Borrower’s financial ability to fulfil repayment of debts under this Agreement, shall not be permitted without a consent of the Majorities Lenders, except as permitted under the preceding clause (f).

(v)

The Borrower and its Subsidiaries will not declare or make, or incur any liability to make any of the payment or making of dividend, or the redemption or acquisition of any capital stock of the Borrower or its Subsidiaries or any option of such capital stock (the “Distribution”) more frequently than after the end of each fiscal quarter to the extent that no event of default of this Agreement and an agreement (other than this Agreement) entered into between the Borrower and the third party would occur after giving effect to any such payment and, during the Enhanced Covenant Period, (a) declare or make, or incur any liability to make any Distribution, except (I) the Distribution to the Borrower by its Subsidiaries, (II) the Distribution by any wholly-owned Subsidiaries of the Borrower to the Borrower or any other wholly-owned Subsidiaries of the Borrower and (III) redemptions, repurchase, retirements or other acquisitions of any equity interests of the Borrower in exchange for other equity interests of the Borrower or out of the proceeds of the substantially concurrent sale (other than to its Subsidiaries) of other equity interests of the Borrower, or (b) make any change in its capital structure (including reduction of capital) which will substantially affect the Borrower’s financial ability to fulfil repayment of debts under this Agreement.

(vi)	The Borrower will not change its accounting standard to the one not in accordance with the accounting standards which is generally accepted as fair and appropriate one in Japan.

(vii)	The Borrower and its Subsidiaries will not make any borrowing from a third party or any guaranteeing and lending to a third party which will substantially affect the Borrower’s financial ability to fulfil repayment of debts under this Agreement.

(viii)	The Borrower and its Subsidiaries will not make any transaction which will substantially affect the Borrower’s financial ability to fulfil repayment of debts under this Agreement.

19.4	If the Borrower receives any service of an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or attachment (sashiosae) with respect to the Loan Receivables, the Borrower shall immediately notify thereof to All Lenders through the Agent in writing, together with a photocopy of such order.

20.	RESTRICTIONS ON COLLATERAL

The Borrower shall not offer any collateral to secure its obligations or any third party’s obligations (other than those under this Agreement) on and after the date of this Agreement, and until this Agreement is terminated and the Borrower completes the performance of all of its obligations under this Agreement to each Lender and the Agent, unless Majority Lenders and the Agent give prior written consent thereof. Provided, however, that this provision shall not apply in the cases described below and if the Borrower gives prior written notice to the Agent of such offering of collateral. For the purpose of this Clause 20, the offer of collateral shall mean the creation of security interests on any assets of the Borrower, the pre-engagement of the creation of security interests on the particular assets of the Borrower, or the promise not to offer the particular assets of the Borrower as collateral for the obligations other than specific obligations, and does not include any collateral pursuant to the Laws and Ordinances, such as lien or possessory lien.

(i)	The cases where the Borrower offers any collateral for borrowings from Japan Bank for International Cooperation, Development Bank of Japan, Government Pension Investment Fund, or Employment and Human Resources Development Organization of Japan and such offer of collateral is required by the Laws and Ordinances.

(ii)	The cases where the Borrower offers, regarding loans taken for the purpose of acquiring assets, such assets as collateral.

(iii)	The cases where the Borrower newly acquires assets on which security interests have already been established.

(iv)	The cases where the Borrower offers any collateral for financing through securitization of assets (or so called liquidation of assets (shisan-no-ryudoka) under the Japanese law).

(v)	The cases where the Borrower offers any collateral to the Guarantor.

21.	FINANCIAL RESTRICTIONS

The Borrower shall promise to comply with the following items, on and after the date of this Agreement, and until this Agreement is terminated and the Borrower completes the performance of all of its obligations under this Agreement to each Lender and the Agent.

(i)	The Borrower will ensure to keep the asset exceeding the liability in each of its stand-alone basis balance sheets as of each fiscal year-ends and mid-year-ends (six months closing).

(ii)	The Borrower will maintain the Adjusted Tangible Net Worth, determined as of the last day of each fiscal quarter, of not less than 60 billion yen.

(iii)	The Borrower will maintain the total net income and depreciation as of the last day of each fiscal period set forth below of not less than the amount set forth below opposite such fiscal period:

Period	Amount
1-3 quarter fiscal year 2003	5,760 million yen
Full fiscal year 2003	8,400 million yen
1 quarter fiscal year 2004	2,490 million yen
1-2 quarter fiscal year 2004	7,320 million yen
Full fiscal year 2004	22,920 million yen
Full fiscal year 2005	21,125 million yen
Full fiscal year 2006	19,500 million yen

(iv)	The Borrower shall not permit, as of the last day of any fiscal quarter, the ratio of (a) net income plus depreciation to (b) the sum of (1) interest expense for such period plus (2) scheduled amortization of Debt For Borrowed Money for such period including Lease rentals plus (3) maintenance capital expenditures for Aizu Facility, to less than:

Period	Percentage
2-4 quarter fiscal year 2003	90%
1 quarter fiscal year 2004	100%
2 quarter fiscal year 2004	110%
3-4 quarter fiscal year 2004	120%
Full fiscal year 2005	120%
Full fiscal year 2006	120%

22.	ACCELERATION

22.1	If any of the events described in the items below has occurred to the Borrower or the Guarantor, all of the Borrower’s debts under this Agreement payable to All Lenders and the Agent shall automatically become due and payable without any notice or demand by a Lender or the Agent, and the Borrower shall immediately pay the principal and the interest of the Loan, the Break Funding Costs and any other payment obligation that the Borrower owes pursuant to this Agreement in accordance with the provisions of Clause 16, whereby All Lenders’ Lending Obligations shall cease to be effective:

(i)	If any payment by the Borrower or the Guarantor has been suspended, or if a petition (including similar petition filed outside Japan) of specific conciliation (tokutei-chotei), bankruptcy (hasan), commencement of civil rehabilitation procedures (minjisaiseitetuzuki-kaishi), commencement of corporate reorganization procedures (kaishakoseitetuzuki-kaishi), commencement of corporate rearrangement (kaishaseiri-kaishi), commencement of special liquidation (tokubetuseisan-kaishi), or commencement of any other similar legal procedures against the Borrower or the Guarantor;

(ii)	If the resolution for dissolution is adopted or the Borrower or the Guarantor receives order of dissolution;

(iii)	If the Borrower or the Guarantor abolishes its business;

(iv)	If transactions of the Borrower or the Guarantor have been suspended by a clearinghouse; or

(v)	If any order or notice of provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or attachment (sashiosae) (including any such procedure taken outside Japan) has been sent out, or any adjudication that orders an enforcement of preservative attachment (hozen-sashiosae) or attachment (sashiosae) has been rendered, with respect to the deposit receivables or other receivables (including all kinds of receivables under an agreement for insurance) held by the Borrower or the Guarantor against a Lender. In this case, the said Lender shall immediately notify the Borrower, the Guarantor, all other Lenders, and the Agent of the occurrence of any such matters.

22.2	If any of the events described in the items below has occurred with respect to the Borrower or the Guarantor, all of the Borrower’s debts under this Agreement payable to All Lenders and the Agent shall become due and payable upon notice to the Borrower from the Agent, the notice of which is requested by the Majority Lender, and the Borrower shall immediately pay the principal and the interest of the Loan, the Break Funding Costs and any other payment obligation that the Borrower owes pursuant to this Agreement in accordance with the provisions of Clause 16, whereby All Lenders’ Lending Obligations shall cease to be effective:

(i)	If the Borrower or the Guarantor has failed to perform its payment obligations when due, whether under this Agreement or not, payable to a Lender or the Agent in whole or in part;

(ii)	If any matters described in the items of Clause 18 of this Agreement and Clause 2 of the Guarantee have been found to be untrue;

(iii)	Except for the cases described in the preceding two items, if the Borrower or the Guarantor breached any of its obligations under this Agreement or the Guarantee, and such breach has not been remedied for five (5) or more Business Days;

(iv)	If any order or notice of attachment (sashiosae), provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or provisional disposition (kari-shobun) (including similar procedure taken outside Japan) has been sent out or auction procedures (keibaitetuzuki) have been commenced with respect to anything that is the subject of collateral offered by the Borrower;

(v)	If any order or notice of attachment (sashiosae) has been sent out or auction procedures (keibaitetuzuki) have been commenced with respect to anything that is the subject of collateral offered to a financial institution (including the Lender) by the Guarantor;

(vi)	If any of the Borrower’s debts other than those under this Agreement has become due and payable; or if any of the Borrower’s guaranty obligations for the benefit of a third party has become due and payable, and the Borrower is unable to perform such obligations (provided that the aggregate amount of such obligations shall exceed 200 million yen for this provision to apply);

(vii)	If any of the Guarantor’s pecuniary obligation other than those under this Agreement have not been performed within five Business Days after giving notice (provided that the aggregate amount of a single pecuniary obligation shall exceed 1 billion yen for this provision to apply);

(viii)	Notwithstanding any matters described in the foregoing items, when the Borrower’s or the Guarantor’s business condition or financial condition has deteriorated, or when there is a fear that the Borrower’s or the Guarantor’s business condition or financial condition will deteriorate and all of the Borrower’s obligation must be considered to have become default in order to preserve the rights and benefits of the Lender; or

(ix)	If the Borrower or the Guarantor has suspended its business or received dispositions such as suspension of business or others from the competent government authority.

22.3

If the notice dispatched pursuant to Clause 22.2 has been delayed or has not been delivered to the Borrower due to fault of the Borrower or the Guarantor, all of the Borrower’s debts under this Agreement shall become due and payable by the time such request or notice should have been delivered, and the Borrower shall immediately pay the principal and the interest of the Loan, the Break Funding Costs and any other payment obligations that the Borrower owes pursuant to this Agreement, in accordance with the provisions of Clause 16, whereby All Lenders’ Lending Obligations shall cease to be effective.

22.4	If a Lender has become aware of the occurrence of any events described in the items of Clauses 22.1 or 22.2 with respect to the Borrower or the Guarantor, the Lender shall immediately notify the Agent of such occurrence, and the Agent shall notify all other Lenders of the occurrence of such events.

23.	SET-OFF; EXERCISE OF FLOATING SECURITY INTERESTS

23.1	When the Borrower is required to perform its obligations to a Lender upon their due date, upon acceleration or otherwise, (a) the Lender may set off the receivables it has against the Borrower under this Agreement against its deposit obligations or other obligations (including all kinds of obligations under an agreement for insurance) owed to the Borrower whether or not such obligations are due and payable, regardless of Clause 16.2, and (b) the Lender may also omit giving prior notice and following established procedures, may take the deposited amount on behalf of the Borrower, and apply this amount to the payment of obligations. The interest, the Break Funding Cost and default interest and others for the receivables and obligations involved in such a set-off or application to payment shall be calculated up to the time of such calculation, and in such calculation, the interest rate and default interest rate shall be in accordance with each agreement, and the foreign exchange rate at the time such calculation is made, as reasonably determined by the Lender, shall be applied. If the amount to be set-off or applied to payment is not sufficient to extinguish all of the Borrower’s debts, the Lender may apply such set-off amount in the order and method it deems appropriate, and the Borrower shall not object to such application.

23.2	The Borrower may, upon the Due Date of payment of the Loan, and if it is necessary for the Borrower to preserve its deposit receivables or any other receivables (including all kinds of receivables under an agreement for insurance) that it has against a Lender that became due, set off such receivables against its obligations owed to the Lender under this Agreement, regardless of Clause 16.2. In this case, the Borrower shall give written set-off notice to the Lender and immediately submit to the Lender the receivable certificates for the deposit receivables or other receivables being set-off and the passbook impressed with the seal of the seal impression submitted. The interest and default interest for the receivables and obligations involved in such a set-off shall be calculated up to the day of receipt of such set-off notice, and in such calculation, the interest rate and default interest rate shall be figured in accordance with each agreement, and the foreign exchange rate at the time such calculation is made, as reasonably determined by the Lender, shall be applied. If the Borrower’s receivables to be set-off are not sufficient to extinguish all of its debts, the Borrower may apply such set-off amount in the order and method it deems appropriate. Provided, however, that if the Borrower does not instruct such order or method, any such amounts may be applied in the order and method deemed appropriate by each Lender, and the Borrower shall not object to such application.

23.3	When the Borrower is required to perform its obligations to a Lender when due or upon acceleration or otherwise, the Lender may exercise its floating security interest (the “Exercise of Floating Security”) over the receivables against the Borrower under this Agreement, regardless of Clause 16.2.

23.4	If a set-off is performed pursuant to Clause 23.1 or 23.2 above, or if the Exercise of floating security interest is carried out pursuant to Clause 23.3, the Lender in the case described in Clauses 23.1 and 23.3 and the Borrower in the case described in Clause 23.2 shall immediately notify the Agent of the details thereof in writing. If any damage, loss, or expenses are incurred by the Lender or the Agent due to delay of such notice without any reasonable cause, either the Lender or the Borrower who has failed to give such notice shall bear such damages.

24.	ARRANGEMENTS AMONG LENDERS

24.1	If a set-off is performed by a Lender pursuant to Clause 23.1 (such Lender, hereafter, a “Set-off Initiating Lender”), the Lender shall make arrangements for each Individual Loan subject to the set-off (such Individual Loan, in this Clause 24.1, a “Set-off Individual Loan”) by way of assigning receivables pursuant to the procedures described in the items below:

(i)	The Agent shall calculate each amount (the “Intended Distribution Amount”) that the Lender (hereafter in this Clause 24.1, the “Remaining Lender”), who has made the Individual Loan (other than the Set-off Individual Loan) (hereafter in this Clause 24.1, the “Remaining Individual Loan”) should have received pursuant to Clauses 17.1 through 17.4 assuming that the amount of debt obligations in relation to a Set-off Individual Loan, which has been extinguished due to the performance of a set-off, had been paid to the Agent.

(ii)	The Set-off Initiating Lender shall purchase from the Remaining Lender the loan receivables of the amount equivalent to the Intended Distribution Amount from and among the Remaining Individual Loan at their face value; provided, however, that the Remaining Lender may refuse such sale.

(iii)	If the assignment under the immediately preceding item is made, the Remaining Lender shall, at its own expense, notify the Borrower immediately after the assignment by a document bearing a confirmed date (kakutei-hizuke) pursuant to Article 467 of the Civil Code.

24.2	If a set-off is performed by the Borrower against a Lender pursuant to Clause 23.2 (such Lender, hereafter, a “Set-off Receiving Lender”), only if a Lender other than the Set-off Receiving Lender requests, the Lender shall make arrangement for each Individual Loan subject to the set-off (such Individual Loan, in this Clause 24.2, a “Set-off Individual Loan”) by way of assigning receivables pursuant to the procedures described in the items below:

(i)

The Agent shall calculate each Intended Distribution Amount that the Lender (hereafter in this Clause 24.2, the “Remaining Lender”), who has made the Individual Loan (other than the Set-off Individual Loan) (hereafter in this Clause 24.2, the “Remaining Individual Loan”) should have received pursuant to Clauses 17.1 through 17.4 assuming that the amount of debt obligations in relation to a Set-off Individual Loan, which has been extinguished due to the performance of a set-off, had been paid to the Agent.

(ii)	The Set-off Receiving Lender shall purchase from the Remaining Lender the loan receivables of the amount equivalent to the Intended Distribution Amount from and among the Remaining Individual Loan at their face value.

(iii)	If the assignment under the immediately preceding item is made, the Remaining Lender shall, at its own expense, notify the Borrower immediately after the assignment by a document bearing a confirmed date (kakutei-hizuke) pursuant to Article 467 of the Civil Code.

24.3	If a Lender exercises its floating security interest pursuant to Clause 23.3, or if a Lender receives any repayment of debt obligations it has against the Borrower under this Agreement with respect to its floating security interest as a result of any compulsory execution or exercise of security interest through a foreclosure by a third party, the assignment of receivables described in Clause 24.1 will not be performed. Provided, however, that if a Lender exercises its security interest of the security established by the Borrower’s violation of the provisions of Clause 19.2, or if a Lender receives any repayment of debt obligations it has against the Borrower under this Agreement based on such security interest, the Lender shall assign receivables pursuant to the provisions of Clause 24.1 above.

24.4	The provisions of Clause 24.1 shall apply to the cases where a Lender receives any repayment of debt obligations it has against the Borrower under this Agreement as a result of compulsory execution or exercise of security interest (excluding any security interest offered upon consent pursuant to the proviso of Clause 19.2 and Clause 20) through foreclosure by the Lender’s petition with respect to certain assets of the Borrower (hereafter, in this Clause 24.4, the “Compulsory Execution”), or as a result of the Lender requesting a distribution in relation to the Compulsory Execution by any third party. Provided, however, that upon applying the provisions of Clause 24.1, the amount equal to any expenses arising from its performance of Compulsory Execution (including attorney’s fees) or any expenses arising from its request for a distribution in relation to the Compulsory Execution by any third party (including attorney’s fees) shall belong to the Lender, and the Agent shall calculate the Intended Distribution Amount assuming that the amount of any proceeds earned as a result of the Compulsory Execution, less such expenses, were paid to the Agent.

25.	RIGHTS AND DUTIES OF THE AGENT

25.1	The Agent shall, pursuant to the entrustment by All Lenders, perform the Agent Services and exercise rights for the benefit of All Lenders, and shall exercise the rights which, in the Agent’s opinion, are ordinarily necessary or appropriate, upon performing the Agent Services. The Agent shall not be liable for the duties other than those expressly specified in each provision of this Agreement, nor shall be liable for any non-performance of obligations by the Lenders under this Agreement. The Agent shall be an agent of the Lenders and, unless otherwise provided, shall never act as an agent of the Borrower.

25.2	The Agent may rely upon any communication, instrument and document that has been delivered between appropriate persons and has been signed or has the name and seal attached by such appropriate persons and believed by the Agent to be true and correct, and may act in reliance upon any written opinion or explanatory letter of experts appointed by the Agent within the reasonably necessary extent in relation to this Agreement.

25.3	The Agent shall perform its duties and exercise its authorities provided for in this Agreement with the due care of a good manager.

25.4	Neither the Agent nor any of its directors, employees or agents shall be liable to the Lenders for any acts or omissions conducted by the Agent pursuant to, or in connection with this Agreement, except for its or their willful misconduct or gross negligence. The Lenders (other than Lenders who act as the Agent) shall jointly and severally indemnify the Agent for any and all liabilities, damages, losses and expenses (including, without limitation, any expenses paid to avoid or minimize any damages or losses and paid in order to recover any damages or losses (including attorney’s fees)) incurred by the Agent in the course of the performance of its duties under this Agreement, to the extent not reimbursed by the Borrower, and only for the amount outstanding after deducting the portion for which the Agent should contribute, calculated pursuant to the Agent’s Participation Ratio. Provided, however, that if any of the Lenders cannot perform the indemnity for which it is liable, the Agent’s Participation Ratio shall be figured by dividing the Agent’s Participation Ratio by the aggregate of the Participation Ratio of the Lenders other than such non-indemnifying Lenders.

25.5	The Agent shall not be liable for the validity of this Agreement, nor shall guarantee any matters represented by the parties in this Agreement. The Lenders shall enter into, and conduct transactions contemplated in, this Agreement at its sole discretion by conducting investigations as to the necessary matters including creditworthiness of the Borrower on the basis of the documents, information and other data as it has deemed appropriate.

25.6	In cases where the Agent is also acting as a Lender, the Agent shall have the same rights and obligations as each other Lender, irrespective of the Agent’s obligations under this Agreement. The Agent may engage in commonly accepted banking transactions with the Borrower other than under this Agreement. In this case, the Agent shall not be required to disclose to other Lenders the information in relation to the Borrower it has obtained through the transactions with the Borrower other than under this Agreement, nor shall the Agent be required to distribute to other Lenders any money it has received from the Borrower through transactions with the Borrower other than under this Agreement. (Any information that has been disclosed to the Agent by the Borrower shall be, unless expressly identified as being made in relation to this Agreement, deemed disclosed in relation to the transactions with the Borrower other than under this Agreement, and the Agent shall not be required to disclose any of the same to other Lenders.)

25.7

In cases where the Agent is also acting as a Lender, the calculation of the amounts to be distributed to each Lender pursuant to the provisions of Clause 17 shall be made in accordance with the following: (i) for amounts to be distributed to each Lender other than the Agent, any amount less than one yen shall be rounded down, and (ii) for amounts to be distributed to a Lender who is also appointed as the Agent shall be the difference between the aggregate of the amounts to be distributed to All Lenders and the aggregate of the amounts distributed to other Lenders.

25.8	Except for the cases under Clause 25.7, all calculations of fractions less than one yen that are required under this Agreement shall be made in the manner the Agent deems appropriate.

25.9	If the Agent receives any notice from the Borrower which is required to be given to each Lender in relation to this Agreement, the Agent shall immediately inform All Lenders of the details of such notice, or if the Agent receives any notice from a Lender which is required to be given to the Borrower or other Lenders, the Agent shall immediately inform the Borrower or All Lenders, as the case may be, of the details of such notice. The Agent shall make any documents, which the Agent has obtained from the Borrower and has kept, available for review by a Lender during the ordinary business hours.

26.	RESIGNATION AND DISMISSAL OF THE AGENT

26.1	The resignation of the Agent shall follow the procedures described below:

(i)	The Agent may resign its position as the Agent by giving written notice to All Lenders and the Borrower; provided, however, that such resignation shall not become effective until a successor Agent is appointed and such successor accepts such appointment.

(ii)	If the Agent gives notice pursuant to the preceding item, the Majority Lenders may appoint a successor Agent upon obtaining consent from the Borrower.

(iii)	If a successor Agent is not appointed by the Majority Lenders within thirty (30) days (including the same day of notice) after the notice of resignation is given as described in Item (i) above, or if the entity being appointed by the Majority Lenders as a successor Agent does not accept its assumption of the office of the Agent, the Agent in office at that time shall, upon obtaining consent form the Borrower, appoint a successor Agent on behalf of the Majority Lenders.

26.2	The dismissal of the Agent shall follow the procedures described below:

(i)	The Majority Lenders may dismiss the Agent by giving written notice thereof to each of the other Lenders, the Borrower, and the Agent; provided, however, that such dismissal shall not become effective until a successor Agent is appointed and such successor accepts such appointment.

(ii)	If the Majority Lenders gives notice pursuant to the preceding item, the Majority Lenders may appoint a successor Agent upon obtaining consent from the Borrower.

26.3	If the entity appointed as the successor Agent pursuant to Clause 26.1 or 26.2 accepts the assumption of the office, the former Agent shall deliver to the successor Agent all documents and the materials it has kept as the Agent under this Agreement, and shall give all the support necessary for the successor Agent to perform the duties of the Agent under this Agreement.

26.4	The successor Agent shall succeed to the rights and obligations of the former Agent under this Agreement, and the former Agent shall, at the time of the assumption of office by the successor Agent, be exempted from all of its obligations as the Agent; provided, however, that the provisions of this Agreement relevant to any actions (including omissions) conducted by the former Agent during the period it was in office shall remain in full force and effect.

27.	CLARIFICATION OF THE INTENTION OF THE MAJORITY LENDERS

27.1	The clarification of the intention of the Majority Lenders shall follow the procedures described below:

(i)	If a Lender deems that any event which requires the instructions of the Majority Lenders in this Agreement has occurred, such Lender may give notice to the Agent to request the clarification of the intention of the Majority Lenders.

(ii)	The Agent shall, upon receipt of a notice described in the preceding item, immediately give to All Lenders notice to seek the clarification of the intention of the Majority Lenders.

(iii)	Each Lender shall, upon receipt of the notice described in the preceding item, make its decision on the relevant event and inform the Agent of such decision within three (3) Business Days after the receipt.

(iv)	If a decision of the Majority Lenders is made pursuant to the preceding three items, the Agent shall immediately notify the Borrower and All Lenders of such decision as the instruction by the Majority Lenders.

27.2	If the Agent deems that any event which requires the clarification of the intention of the Majority Lenders occurs, other than in the case of Clause 27.1, the Agent may give to All Lenders notice to seek such clarification. In such case, procedures to be taken after giving the notice shall follow the provisions of Items (ii) through (iv) of Clause 27.1.

28.	AMENDMENT TO THIS AGREEMENT

This Agreement may be amended in the case agreed upon in writing by the Borrower, the Guarantor, the Majority Lenders, and the Agent. Provided, however, that the agreement in writing by the Borrower, the Guarantor, All Lenders, and the Agent shall be required to amend the following matters which materially affect the right and obligation of the Lender;

(i)	the amendment to and waiver of the precedent condition set forth in Clause 4 and Clause 5.

(ii)	the addition and expansion of the obligation of the Lender.

(iii)	the reduction of the amount of the principal and interest of the Individual Loan and other amount paid by the Borrower under this Agreement.

(iv)	the postponement of the payment date of the principal and interest of the Individual Loan and other obligation of the Borrower under this Agreement.

(v)	the decrease of the Spread or the Applicable Interest Rate set forth in the Clause 1.

(vi)	the change of the percentage for determining the Majority Lenders set forth in Clause 1.

(vii)	the change of the restrictions on collateral set forth in Clause 20

(viii)	the change of the financial restrictions set forth in Clause 21

(ix)	the change of the event of default set forth in Clause 22

(x)	the amendment to Clause 28.

(xi)	any other material matter that the Agent finds it as diminishing the ability to perform the right or obligation of the Lender, or increasing the obligation of the Lender.

29.	ASSIGNMENT OF LOAN RECEIVABLES

29.1	The Lender may assign its Loan Receivables in the event that prior written consent by the Borrower and the Agent (except for the assignment of the Loan Receivables set forth in Clause 24) is obtained and all requirements described in each item below are satisfied. The Borrower and the Agent may not unreasonably refuse to such assignment. The Assignor and the Assignee shall perfect the assignment against the third parties and the obligor regarding the assignment of receivables promptly after the assignment as of the date of the assignment. In this case, the Assignor and Assignee shall, under their joint name, and the Borrower shall, in its sole name, notify the Agent of the fact that such assignment was made without delay. In the case an assignment of the Loan Receivables has occurred pursuant to this Clause 29.1, the Assignee shall be treated as a Lender upon applying each provision in relation to the Loan Receivables under this Agreement.

(i)	The Assignee agrees that the Loan Receivables it has succeeded to will be bound upon by each provision in relation to the Loan Receivables under this Agreement. (The Assignee shall not bear any Lending Obligations.)

(ii)

The Assignee is a company located in Japan (any of the head office, branch office or business office thereof shall be established in Japan and be registered under the Japanese laws), and is either a financial institution

(bank, insurance company or institutional investor etc.) or a special purpose company established for the purpose of securitization of assets (or so called liquidation of assets (shisan-no-ryudoka) under the Japanese law).

(iii)	If the assignment is made in divided portions of the Loan Receivables, the value of each Loan Receivables after such division is equal to or more than 1 billion yen.

(iv)	No withholding tax or other taxes arise from the assignment, and there will be no increase in the amount of the Borrower’s interest expense payable to the Assignee.

29.2	All expenses incurred from the assignment set forth in Clause 29.1 shall be borne by the Assignor or the Assignee, as the case may be. The provision of Clause 9 shall apply with respect to any Increased Costs incurred after the assignment. The Assignor or the Assignee shall pay to the Agent, by the actual date of such assignment, the amount of 500,000 yen per Assignee, together with applicable consumption tax, as consideration for administrative duties performed in connection with the assignment.

30.	COLLECTION FROM THIRD PARTY

30.1	No repayment of the Borrower’s debt obligations under this Agreement by any party other than the Borrower is allowed, unless it obtains prior written consent from the Agent and All Lenders.

30.2	The Borrower shall not, on or after the date of this Agreement, consign any third party to guarantee (including any guarantee by property) the Borrower’s performance of its debt obligations under this Agreement, nor shall the Borrower make any third party assume its debt obligations under this Agreement, unless it obtains prior written consent from the Agent and All Lenders.

30.3	If a Lender enters into a guarantee without consignment to the Guarantor by the Borrower (including any property guarantee) or a debt assumption with any third party with respect to the Borrower’s obligations under this Agreement, the Lender shall have obtained prior written consent of the third party with respect to each item described below. In this case, if the Lender receives any repayment from the third party pursuant to such guarantee or debt assumption, no arrangement among the Lenders pursuant to the assignment of receivables under Clause 24.1 shall be made.

(i)	The third party shall have the same obligations as a Lender has against the Agent, other Lenders and the Borrower under this Agreement with respect to any exercise of its right for recourse and the contractual rights hereunder arising as a result of the performance of its guarantee obligation.

(ii)	The third party shall be bound upon by each provision of this Agreement.

(iii)

The third party is a company located in Japan (any of the head office, branch office, or business office thereof shall be established in Japan and be registered under the Japanese laws), and is a financial institution (bank, insurance company or institutional investor etc.) or a special purpose company established for the purpose of securitization of assets (or so called liquidation of assets (shisan-no-ryudoka) under the Japanese law), and as of September 25, 2003, neither the third party nor the Borrower is the Subsidiary or the Affiliate of either party.

(iv)	The value of the Loan Receivables that the third party obtains by subrogation is equal to or more than 1 billion yen.

(v)	There will be no increase in the amount of the Borrower’s interest expense payable to the third party, and no withholding tax or other taxes arise from any such obtainment by subrogation.

In the case of any acquisition of the Loan Receivables by subrogation by the third party pursuant to the provisions of Item (i) above, such acquisition by subrogation shall be considered an assignment of the Loan Receivables pursuant to Clause 29, and the provisions of Clauses 29.2 shall apply.

31.	TERMINATION OF THIS AGREEMENT

If the execution and performance of this Agreement and any transactions contemplated under this Agreement become contrary to any Laws and Ordinances applicable to any Lender, the Lender shall consult with the Borrower and all other Lenders through the Agent and take measures to cure the situation. In this case, the Borrower and All Lenders excluding the relevant Lender may not refuse the termination of this Agreement with respect to the relevant Lender without reasonable cause.

32.	GENERAL PROVISIONS

32.1	Confidentiality Obligations

The Borrower shall raise no objection to the disclosure of information set forth in each item below:

(i)	If the notice of refusal to make an Individual Loan has been given pursuant to the provisions of Clause 7.1, or if any of the events described in the items of Clause 22.1 or 22.2 have occurred, or if the clarification of the intention of the Majority Lenders has been required pursuant to the provisions of Clause 27, the Agent and a Lender may, by imposing a confidentiality obligation to the receiving party, disclose any information with regard to the Borrower or the transaction with the Borrower, which either party has obtained through this Agreement or an agreement other than this Agreement, to the extent reasonably required.

(ii)

Upon the assignment of the Loan Receivables pursuant to Clause 29, a Lender may disclose any information with regard to this Agreement to the Assignee or a person considering becoming an Assignee (including an intermediary of such assignment), on the condition that those agree to be bound by the confidentiality obligations. The information with regard to this Agreement in this item shall mean any information regarding the Borrower’s credit that has been obtained in connection with this Agreement, any information regarding the contents of this Agreement and other information incidental thereto, and any information regarding the contents of the Loan Receivables to be assigned and other information incidental thereto, and shall not include any information regarding the Borrower’s credit that has been obtained in connection with any agreement other than this Agreement.

32.2	Risk Bearing; Exemption, Compensation, and Indemnification

(i)	If any documents furnished by the Borrower to the Agent or each Lender have been lost, destroyed, or damaged for any unavoidable reasons such as incidents or natural disasters, the Borrower shall, upon consultation with the Agent, perform its obligations under this Agreement based on the records, such as books and vouchers, of the Lender or the Agent. The Borrower shall, upon request of the Agent or a Lender through the Agent, forthwith prepare substitute documents and furnish them to the Agent or the Lender through the Agent.

(ii)	If each Lender or the Agent performs transactions after comparing, with due care, the seal impression of the representative and agent of the Borrower to be used for the transactions in relation to this Agreement with the seal impression submitted by the seal submitted by the Borrower in advance, the Borrower shall bear any damages, loss or expenses incurred as a result of an event such as forgery, alteration, or theft of seal.

(iii)	The Borrower shall bear any damages, loss and expenses arising with respect to a Lender or the Agent as a result of the Borrower’s breach of this Agreement or as a result of a Lender not performing indemnity pursuant to the provisions of Clause 25.4.

32.3	Severability

Should any provision of this Agreement be held null, illegal, or unenforceable, validity, legality and enforceability of all other provisions shall in no way be prejudiced or affected.

32.4	Exceptions to the Application of the Bank Transactions Agreement

The Agreement on Bank Transactions separately submitted by the Borrower or made and entered into by and between the Borrower and a Lender shall not apply to this Agreement and the transactions contemplated in this Agreement.

32.5	Notices

(i)	Any notice under this Agreement shall be made in writing expressly stating that it is made for the purpose of this Agreement, and given by any of the methods described in (a) to (d) below to the address of the receiving party described in Schedule ONE. Each party to this Agreement may change its address by giving notice thereof to the Agent.

(a)	Personal delivery;

(b)	Registered mail or courier service;

(c)	Transmission by facsimile; or

(d)	E/X (only for any notice among Lenders and the Agent).

(ii)	The notice pursuant to the preceding item shall be deemed to have been delivered at the time, in the case of transmission by facsimile, when receipt of facsimile is confirmed, and in the case of any other methods, when actually received.

32.6	Changes in Notified Matters

(i)	In the case of changes in the matters of which a Lender or the Borrower notified to the Agent, such as the trade name, representative, agent, signature, seal, or address, the Lender and the Borrower shall immediately notify the Agent of such changes in writing. In the case of any such change to the Agent, or upon such change to any contact information of the Borrower or the Lenders, the Agent shall immediately notify All Lenders and the Borrower of such changes in writing.

(ii)	If notice given under this Agreement is delayed or not delivered as a result of the failure to notify as described in the preceding item, such notice shall be deemed to have arrived at the time when it should have normally arrived.

32.7	Funds Transfer

(i)	Any settlement of funds between the Agent and the Lender shall be made through National Bank Data Communication System (“Zengin System”), and if the Lender desires to make such settlement through Bank of Japan Data Communication System (“Nichigin Net”), the relevant Lender shall consult with the Agent in advance. Provided, however, that if the Lender is not a member of Zengin System, the settlement of funds shall be made with the bank account established at a bank which is a member of Zengin System. In such case, the Lender shall designate the bank which is a member of Zengin System.

(ii)	The party who shall make the transfer the funds, as provided in the preceding item, shall bear any costs in connection therewith.

32.8	Calculation

Unless otherwise expressly provided for with respect to any calculation under this Agreement, all calculation shall be inclusive of first and last day, on a per diem basis assuming that there are 365 days per year, wherein the division shall be done at the end of the calculation, and fractions less than one yen shall be rounded down.

32.9	Preparation of the Notarized Deed

The Borrower shall, at any time upon the request of the Agent or the Majority Lender, take the necessary procedures to entrust a notary public to execute a notarized deed in which the Borrower acknowledges its indebtedness under this Agreement and agrees to compulsory execution with regard thereto.

32.10	Governing Law and Jurisdiction

This Agreement shall be governed by the laws of Japan, and the Tokyo District Court shall have the exclusive jurisdiction over any disputes arising in connection with this Agreement.

32.11	Language

This Agreement shall be prepared in the Japanese language and the Japanese language version shall be deemed the original copy. The Agent shall prepare the English translation of this Agreement, however, the Agent does not warrant the truthfulness and correctness of such translation and is not responsible for the truthfulness and correctness.

32.12	Consultation

Any matters not provided for in this Agreement, or in the case of any doubt among the parties with respect to the interpretation, the Borrower and the Lenders shall consult through the Agent and shall determine the response therefor.

IN WITNESS WHEREOF, the representatives or the agents of the parties hereto have caused this Agreement to be signed and sealed herein, and the Agent has kept the original and has distributed a copy thereof to each of the Borrower, the Guarantor and All Lender upon confirming that such copy is the same content as its original.

September 25, 2003

THE BORROWER:

By:	/s/ SHINJI SUZUKI

THE AGENT AND THE LENDER:

By:	/s/ HIROSHI SAITO

MIZUHO CORPORATE BANK, LTD.

THE LENDER:

By:	/s/ TOMIJIRO MORITA

THE DAI-ICHI MUTUAL LIFE INSURANCE COMPANY

THE LENDER:

By:	/s/ JYUNICHI HATTORI

SHINKIN CENTRAL BANK.

THE LENDER:

By:	/s/ SHINOBU SUZUKI

THE BANK OF YOKOHAMA, LTD.

SCHEDULE ONE

Address of the Parties and the Participation Amount of the Lender

Part I - The Borrower

Borrower and department thereof	Address	Telephone Facsimile
FASL JAPAN LIMITED	4-33, Nishi-Shinjuku 4-chome, Shinjuku-ku, Tokyo 160-0023	Tel: 03-5302-2200 Fax: 03-5302-2674

Part II - The Agent

Agent and department thereof	Address	Telephone Facsimile
Mizuho Corporate Bank, Ltd. Syndicated Finance Administration Division	3-3, Marunouchi 1-chome, Chiyoda- ku, Tokyo 100-8210	Tel: 03-5200-7085 Fax: 03-3201-0704

Part III - The Lenders

Lender and department thereof	Address Telephone Facsimile	Detail of Lender’s Account	Participation Amount (Yen) Participation Ratio (%)
Mizuho Corporate Bank, Ltd. Uchisaiwaicho Corporate Banking Division	1-5, Uchisaiwaicho 1-chome, Chiyoda-ku, Tokyo 100-0011 Tel: 03-3596-5644 Fax: 03-3596-5691		90 Billion Yen 90/180

The Dai-ichi Mutual Life Insurance Company	13-1, Yurakucho 1-chome, Chiyoda-ku, Tokyo 100-8411 Tel: 03-5221-4049 Fax: 03-5211-4048	Mizuho Corporate Bank, Ltd. Head Office Current deposit (toza yokin) Account Number: [***]* Account Holder: The Dai-ichi Mutual Life Insurance Company	50 Billion Yen 50/180

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 26, 2003.

Shinkin Central Bank.	8-1, Kyobashi 3-chome, Chyuo-ku, Tokyo 104-0031 Tel:03-3563-7505 Fax:03-3563-5437	Shinkin Central Bank. Head Office Others Account Number: [***]* Account Holder: Business Administration & Operations Division	30 Billion Yen 30/180

The Bank of Yokohama, Ltd. Tokyo Branch	8-2, Nihonbashi 2-chome, Chyuo-ku, Tokyo 103-0027 Tel:03-3272-4171 Fax:03-3272-0850	The Bank of Yokohama, Ltd. Tokyo Branch Special deposit (betsudan yokin) Account Number: [***]* Account Holder: FASL JAPAN LIMITED Syndicate Loan	10 Billion Yen 10/180

		Total	180 Billion Yen 100.0%

The Participation Ratio described above is the Participation Ratio at the time of entering into this Agreement, and it may be amended pursuant to the provisions of this Agreement.

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated November 26, 2003.

SCHEDULE TWO

Repayment Schedule

The Repayment Date and the Interest Payment Date	The repayment amount of the principal
December 31, 2003	\1,200,000,000
March 31, 2004	\1,200,000,000
June 30, 2004	\1,200,000,000
September 30, 2004	\1,200,000,000
December 31, 2004	\1,200,000,000
March 31, 2005	\1,200,000,000
June 30, 2005	\1,200,000,000
September 30, 2005	\1,200,000,000
December 31, 2005	\1,200,000,000
March 31, 2006	\1,200,000,000
June 30, 2006	\1,200,000,000
September 30, 2006	\1,200,000,000
December 31, 2006	\1,200,000,000
March 31, 2007	\1,200,000,000
June 29, 2007	\1,200,000,000

SCHEDULE THREE

Spread

The Guarantor’s rating of long-term obligation by Moody’s	(billions of yen)
	The Borrower’s non-consolidated net asset value (as of fiscal-end)
	Less than 65	65 or more - less than 67.5	67.5 or more - less than 70	70 or more - less than 72.5	72.5 or more - less than 75	75 or more - less than 85	85 or more
Aa3 or higher	1.400	0.900	0.800	0.700	0.600	0.525	0.400
A3-A1	1.900	1.150	1.025	0.900	0.775	0.650	0.525
Baa2-Baa1	2.400	1.775	1.550	1.300	1.100	0.900	0.775
Baa3	2.700	2.100	1.800	1.550	1.300	1.025	0.900
Baa3 or lower	3.000	2.400	2.100	1.800	1.450	1.150	1.050

(% as one unit)

1.	Spread for the first Interest Period shall be 0.900%, and spread for the second Interest Period and thereafter shall be determined by the Guarantor’s rating of long-term obligation by Moody’s as of eleven (11) o’clock A.M. on the Second Business Day prior to the commencement date of the relevant Interest Period. Possible figures of spread for the second Interest Period and thereafter are shown in the above chart. Figures for the Borrower’s non-consolidated net asset value shown in the above chart shall be the value as of the final day of each fiscal year-end, and the relevant spread will be applied to the next coming Interest Payment Date on June 30 every year. The spread applied to the Loan shall be applied to the whole relevant Interest Period, and will not be changed until the relevant Interest Period is ended.

2.	When the Guarantor discontinues obtaining the rating of the long-term obligation (including the case of removal or cancellation of such rating), the applicable spread shall be decided by the consent of the Majority Lenders, the Borrower and the Guarantor upon the consultation among the all parties hereof.

3.	If the Guarantor can not ensure to keep the amount of capital described in each of its consolidate balance sheets as of each fiscal year-ends to 75 % or higher over that of the last fiscal year and to not less than 526.7 billion yen (provided that if such amount of capital becomes less than 526.7 billion yen, the Guarantor shall be deemed to be default of this clause even if the amount of capital is 75% or higher over that of the last fiscal year), 0.1% shall be added to the spread shown in the above chart.

SCHEDULE FOUR

Status of Establishment of Collateral (as of September 25, 2003)

Description of Security Interest by Assignment (Mortgage by Transfer)

Locations: 6, 5-4, 5-11, 31-6, Kogyo Danchi, Monden-machi, Aizu-Wakamatsu City

Building No. 1 ( JV#1 )

Asset No.	Product Name	Drawing No.	Manufacturer	Acquisition Date
E39100001	Ion implantation	E220	Tokyo Electron	199408
E39100002	Ion implantation	E1000	Tokyo Electron	199408
E39100003	Ion implanter	E220	Tokyo Electron	199508
E39100004	Ion implanter	VIISION2 00	Tokyo Electron	199508
E39100005	Ion implantation	E220HP	Tokyo Electron	199602
E39100006	Ion implantation	VIISION 80	Tokyo Electron	199602
E39100007	Ion implantation	E220	Tokyo Electron	199603
E39100008	Ion implantation	VIISION 80	Tokyo Electron	199603
E39100009	Ion implantation	E220	Tokyo Electron	199607
E39100010	Ion implantation	VIISION80	Tokyo Electron	199607
E39100011	Ion implantation	VIISION 80	Tokyo Electron	199703
E39100018	Ion implantation	XR80	Applied Materials	199806
E39600014	UV eraser	VUM-3359-C	Innotech	199708
E39600015	UV eraser	VUM-3359-C	Innotech	199708
E39600016	UV eraser	VUM-3359-C	Innotech	199708
E48100002	Pilot asher	TCA-3822	Tokyo Ohka Kogyo	199408
E48100003	ILD asher	TCA-3822	Tokyo Ohka Kogyo	199408
E48100005	Stacked-gate etch	P-5090E (3CHB)	Applied Materials	199408
E48100006	HF vapor etch	EXCALIBUR1200	M-FSI	199408
E48100007	Asher	RAM-8500	MC Electronics	199409
E48100008	Asher	RAM-8500	MC Electronics	199409
E48100009	Asher	RAM-8500	MC Electronics	199409
E48100010	Polysilicon	P-5020E	Applied Materials	199409
E48100011	Silicon nitride	TE-8400	Tokyo Electron	199409
E48100012	Silicon oxide etch	TE8500	Tokyo Electron	199409
E48100013	Silicon oxide etch	TE8500	Tokyo Electron	199409
E48100016	AL etcher	TCP-9600	Sumitomo Metals	199410
E48100017	AL etcher	TCP-9600	Sumitomo Metals	199410
E48100021	Asher	RAM-8500	MC Electronics	199505
E48100023	Asher	RAM-8500	MC Electronics	199505
E48100025	Asher	RAM-8500	MC Electronics	199509
E48100026	Asher	RAM-8500	MC Electronics	199509
E48100027	Asher	RAM-8500	MC Electronics	199509
E48100028	W-etchback etch	TE8600	Tokyo Electron	199509
E48100030	Stacked-gate etch	P-5090E (3CHB)	Applied Materials	199509
E48100031	Asher	RAM-8500	MC Electronics	199509
E48100035	AL etcher	TCP-9600	Lam Research	199512
E48100036	ILD asher	TCA-3822	Tokyo Ohka Kogyo	199603
E48100037	Silicon nitride etch	TE-8400	Tokyo Electron	199604
E48100038	Silicon nitride etch	TE-8400	Tokyo Electron	199604
E48100039	Silicon nitride etch	TE-8400	Tokyo Electron	199604
E48100040	W-etchback etch	TE-8600	Tokyo Electron	199604
E48100042	Asher	RAM-8500	MC Electronics	199605
E48100043	Asher	RAM-8500	MC Electronics	199605

E48100044	Asher	RAM-8500	MC Electronics	199605
E48100045	Asher	RAM-8500	MC Electronics	199605
E48100046	Polysilicon etcher	P-5090E (3CHB)	Applied Materials	199605
E48100047	Polysilicon etcher	P-5090E (3CHB)	Applied Materials	199605
E48100048	Asher	RAM-8500	MC Electronics	199606
E48100049	Asher	RAM-8500	MC Electronics	199606
E48100050	Asher	RAM-8500	MC Electronics	199606
E48100051	Silicon nitride etch	TE-8400	Tokyo Electron	199606
E48100052	Silicon nitride etch	TE-8400	Tokyo Electron	199606
E48100053	Asher	RAM-8500	MC Electronics	199606
E48100055	Asher	RAM-8500	MC Electronics	199606
E48100056	Asher	RAM-8500	MC Electronics	199606
E48100057	Asher	RAM-8500	MC Electronics	199606
E48100058	Asher	RAM-8500	MC Electronics	199606
E48100059	Silicon oxide etcher	UNITY85DATC (2CH+1)	Tokyo Electron	199606
E48100060	Silicon oxide etcher	UNITY85DATC (2CH+1)	Tokyo Electron	199606
E48100061	Silicon oxide etcher	UNITY85DATC (2CH+1)	Tokyo Electron	199606
E48100062	Silicon oxide etcher	UNITY85D (2CH)	Tokyo Electron	199606
E48100063	Silicon oxide etcher	UNITY85D (2CH)	Tokyo Electron	199606
E48100064	Silicon oxide etcher	UNITY85D (2CH)	Tokyo Electron	199606
E48100065	Asher	RAM-8500	MC Electronics	199606
E48100066	Silicon oxide etcher	UNITY85D (2CH)	Tokyo Electron	199607
E48100067	Polysilicon etcher	P-5090E (3CHB)	Applied Materials	199607
E48100068	Polysilicon etcher	P-5090E (3CHB)	Applied Materials	199607
E48100069	AL etcher	TCP-9600	Lam Research	199609
E48100070	AL etcher	TCP-9600	Lam Research	199609
E48100071	AL etcher	TCP-9600	Lam Research	199609
E48100072	AL etcher	TCP-9600	Lam Research	199609
E48100073	AL etcher	TCP-9600	Lam Research	199703
E48100075	Poly etcher	TCP-9400	Lam Research	199703
E48100076	Asher	RAM-8500	MC Electronics	199703
E48100077	Asher	RAM-8500	MC Electronics	199704
E48100078	Silicon oxide etcher	UNITY85DATC (2CH+1)	Tokyo Electron	199705
E48100107	Etcher	CENTURA 5200 ETCH DPS	Applied Materials	199807
E48200001	Wet station	WS-810	Dainippon Screen	199408
E48200002	Wet station	WS-840	Dainippon Screen	199408
E48200003	Wet station	WS-822	Dainippon Screen	199408
E48200004	Wet station	WS-823	Dainippon Screen	199408
E48200005	Wet station	WS-851	Dainippon Screen	199408
E48200006	Wet station	WS-853	Dainippon Screen	199408
E48200007	Wet station	WS-854	Dainippon Screen	199408
E48200008	Wet station	WS-880	Dainippon Screen	199408
E48200009	Isotropic etch	WS-860	Dainippon Screen	199408
E48200010	Wet station	WS-821	Dainippon Screen	199508
E48200011	Wet station	WS-852	Dainippon Screen	199508
E48200012	Wet station	WS-825	Dainippon Screen	199603
E48200013	Wet station	WS-827	Dainippon Screen	199603
E48200014	Wet station	WS-852	Dainippon Screen	199603
E48200015	Wet station	WS-851	Dainippon Screen	199603
E48200016	Wet station	WS-852	Dainippon Screen	199603
E48200017	Wet cleaner	MERCURY	M-FSI	199603
E48200018	Wet cleaner	MERCURY	M-FSI	199603
E48200019	Wet station	WS-825	Dainippon Screen	199604
E48200020	Wet station	WS-826	Dainippon Screen	199604

E48200021	Wet station	WS-852	Dainippon Screen	199604
E48200022	Wet etch system	FWET	Dainippon Screen	199605
E48200023	Wet station	WS-840	Dainippon Screen	199704
E48200040	Mercury for CM	MERCURY	M-FSI	199806
E48200041	Mercury for II	MERCURY WITH ROBOT	M-FSI	199806
E48300003	Plasma CVD system	P-5000 (3CHB)	Applied Materials	199408
E48300004	Plasma CVD system	CONCEPTONE-W	Seki Technotron	199408
E48300005	Plasma CVD system	P-5000 (2CHB)	Applied Materials	199408
E48300008	Plasma CVD system	P-5000 (3CHB)	Applied Materials	199505
E48300009	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199505
E48300011	Plasma CVD system	P-5000 (2CHB)	Applied Materials	199510
E48300012	Plasma CVD system	P-5000 (3CHB)	Applied Materials	199510
E48300013	BPSG deposition system	APT-5800	CANON	199602
E48300014	Plasma CVD system	P-5000 (3CHB)	Applied Materials	199603
E48300015	Plasma CVD system	P-5000 (3CHB)	Applied Materials	199603
E48300016	WSi deposition system	MB2-730	Tokyo Electron	199603
E48300017	Plasma CVD system	P-5000 (3CHB)	Applied Materials	199603
E48300018	BPSG deposition system	APT-5800	CANON	199603
E48300019	Plasma CVD system	CONCEPT ONE	Seki Technotron	199603
E48300020	BPSG deposition system	APT-5800	CANON	199604
E48300021	Plasma CVD system	P-5000 (3CHB)	Applied Materials	199605
E48300022	Plasma CVD system	P-5000 (3CHB)	Applied Materials	199605
E48300023	Plasma CVD system	CONCEPT ONE-W	Seki Technotron	199607
E48300024	BPSG deposition system	APT-5800 BPSG	CANON	199610
E48300025	Plasma CVD system	P-5000 (3CHB)	Applied Materials	199703
E49100001	Wet strip	WSST	Tokyo Electron	199408
E49100004	Wet strip	WSST	Tokyo Electron	199505
E49100006	Wet strip	WSST (2CHB)	Tokyo Electron	199511
E49100007	Spray solvent tool	DUAL CHAMBER	Tokyo Electron	199603
E49100008	Spray solvent tool	DUAL CHAMBER	Tokyo Electron	199603
E49200001	Spin scrubber	SSW-80A-AR (2 lanes)	Dainippon Screen	199408
E49200002	Spin scrubber	SSW 80A AVR (2 lanes)	Dainippon Screen	199408
E49200003	Spin scrubber	SSW-80A-AR (2 lanes)	Dainippon Screen	199504
E49200004	SOS coater	SC-W80A-AVG (BLQ)	Dainippon Screen	199511
E49200005	Spin scrubber	SSW-80A-AVR	Dainippon Screen	199603
E49200006	Spin scrubber	SSW-80A-AVR	Dainippon Screen	199603
E49200007	Spin scrubber	SSW-80A-AVR	Dainippon Screen	199603
E49200008	Spin scrubber	SSW-80A-AVR	Dainippon Screen	199603
E49200009	Spin scrubber	SSW-80A-AVR	Dainippon Screen	199603
E49200011	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199703
E49200012	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199703
E49200013	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199706
E49200014	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199706
E49200015	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199706
E50100002	Polisher	AVANTI472	Tokyo Electron	199512
E50100003	Cleaner	MERCURY MP	M-FSI	199512
E50100008	Polisher	AVANTI 472	Tokyo Electron	199603
E50100009	Polisher	AVANTI472	Tokyo Electron	199708
E50100013	CMP	STRB-6DS	SC Semicon Technology	199806
E51100002	Sputtering system	ENDURA HP	Applied Materials	199408
E51100003	Sputtering system	ENDURA HP	Applied Materials	199408
E51100005	Sputtering system	ENDURA5500 HP	Applied Materials	199507
E51100006	Back-grinder	DFG-840	Disco	199603
E51100007	Sputtering system	ENDURA-5500-HP	Applied Materials	199604

E51100008	Sputtering system	ENDURA-5500-HP	Applied Materials	199604
E51100009	Sputtering system	ENDURA 5500 HP	Applied Materials	199605
E51100010	Sputtering system	ENDURA 5500 HP	Applied Materials	199605
E51100012	Back-grinder	DFG-840	Disco	199801
E52100001	SOG system	CLEANTRACK-MK8	Tokyo Electron	199408
E52100002	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199408
E52100003	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199408
E52100004	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199408
E52100005	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199408
E52100006	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199408
E52100007	Quick rework	CLEANTRACK-MK7	Tokyo Electron	199408
E52100009	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199504
E52100012	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199507
E52100013	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199508
E52100016	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199508
E52100017	SOG system	CLEANTRACK-MK8	Tokyo Electron	199509
E52100018	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199509
E52100019	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199510
E52100020	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199511
E52100021	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199511
E52100022	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199512
E52100023	Coater / developer	CLEANTRACK-MK8 AO	Tokyo Electron	199602
E52100024	SOG system	CLEANTRACK-MK8	Tokyo Electron	199603
E52100025	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199603
E52100026	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199604
E52100027	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199604
E52100028	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199604
E52100029	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199604
E52100030	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199604
E52100031	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199604
E52100032	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199604
E52100033	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199604
E52100034	Coater / developer	CLEANTRACKMARK-8	Tokyo Electron	199605
E52100035	Coater / developer	CLEANTRACKMARK-8	Tokyo Electron	199605
E52100036	Coater / developer	CLEANTRACKMARK-8	Tokyo Electron	199605
E52100037	Coater / developer	CLEANTRACKMARK-8	Tokyo Electron	199605
E52100038	Coater / developer	CLEANTRACKMARK-8	Tokyo Electron	199605
E52100039	Coater / developer	CLEANTRACKMARK-8	Tokyo Electron	199605
E52100040	SOG system	CLEANTRACK-MK8 Beta	Tokyo Electron	199607
E52100041	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199607
E52100042	Coater / developer	CLEANTRACK-MK8	Tokyo Electron	199705
E52100048	Coater / developer	CLEANTRACK-MK8 (TARC)	Tokyo Electron	199806
E52100049	Coater / developer	CLEANTRACK-MK8 (TARC)	Tokyo Electron	199806
E60100011	Process gas monitor	RGA	Innotech	199508
E60100016	Process gas monitor	RGA	Innotech	199605
E60100017	Process gas monitor	RGA	Innotech	199605
E60100018	Process gas monitor	RGA	Innotech	199605
E60100019	Process gas monitor	RGA	Innotech	199605
E60100020	Process gas monitor	RGA	Innotech	199610
E62100001	Vertical diffusion	Alpha-808SD	Tokyo Electron	199408
E62100002	Vertical diffusion	Alpha-808SD	Tokyo Electron	199408
E62100003	Vertical diffusion	Alpha-808SD	Tokyo Electron	199408
E62100004	Vertical diffusion	Alpha-808SD	Tokyo Electron	199408
E62100005	Vertical diffusion	Alpha-808SD	Tokyo Electron	199408

E62100006	Vertical diffusion	Alpha-808SD	Tokyo Electron	199408
E62100007	Vertical diffusion	Alpha-808SD	Tokyo Electron	199408
E62100008	Vertical diffusion	Alpha-808SD	Tokyo Electron	199408
E62100009	Vertical diffusion	Alpha-808SD	Tokyo Electron	199408
E62100010	Vertical furnace	Alpha-808D	Tokyo Electron	199408
E62100012	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199408
E62100013	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199408
E62100014	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199408
E62100015	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199408
E62100017	Vertical diffusion	Alpha-808SD	Tokyo Electron	199505
E62100018	Vertical diffusion	Alpha-808SD	Tokyo Electron	199509
E62100019	Vertical diffusion	Alpha-808SD	Tokyo Electron	199509
E62100020	Vertical diffusion	Alpha-808SD	Tokyo Electron	199509
E62100021	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199509
E62100022	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199509
E62100025	Vertical diffusion	Alpha-808SD	Tokyo Electron	199509
E62100026	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199509
E62100027	Vertical CVD furnace	Alpha-808SD (DCEOX)	Tokyo Electron	199512
E62100028	Furnace	Alpha-808SD (SOS Cure)	Tokyo Electron	199512
E62100029	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199603
E62100030	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199603
E62100031	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199603
E62100032	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199603
E62100033	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199603
E62100034	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199603
E62100035	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199603
E62100036	Vertical CVD furnace	Alpha-808SD	Tokyo Electron	199603
E62100037	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199603
E62100038	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199603
E62100039	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199603
E62100040	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199603
E62100041	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199603
E62100043	Vertical furnace	Alpha-808D	Tokyo Electron	199603
E62100044	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199603
E62100045	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199603
E62100046	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199604
E62100047	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199604
E62100048	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199604
E62100049	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199604
E62100050	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199604
E62100051	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199604
E62100052	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199604
E62100053	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199604
E62100054	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199604
E62100055	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199604
E62100056	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199604
E62100057	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199604
E62100058	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199604
E62100059	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199604
E62100060	Vertical diffusion furnace	Alpha-808SD	Tokyo Electron	199604
E62100063	Vertical diffusion furnace	Alpha-808SD (IOX/WL)	Tokyo Electron	199703
E62100064	Vertical diffusion furnace	Alpha-808SD (TNOX/GOX)	Tokyo Electron	199703
E62100065	Vertical CVD furnace	Alpha-808SC (HTO)	Tokyo Electron	199703
E62100066	Vertical CVD furnace	Alpha-808SC (DASI)	Tokyo Electron	199703

E62100067	Vertical diffusion furnace	Alpha-808SD IOX/WL	Tokyo Electron	199705
E62100068	Vertical diffusion furnace	Alpha-808SD IOX/WL	Tokyo Electron	199705
E62100069	Vertical diffusion furnace	Alpha-808SD WOX	Tokyo Electron	199705
E62100101	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199806
E62100102	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199806
E62100103	Vertical CVD furnace	Alpha-808SC	Tokyo Electron	199806
E62100104	SOS cure furnace	Alpha-808SD	Tokyo Electron	199806
E62400001	RTA	LA-W815-AV2.5	Dainippon Screen	199408
E62400003	RTA	LA-820	Dainippon Screen	199603
E62400004	RTA	LA-820	Dainippon Screen	199603
E62500001	UV cure	M200PCU	Tokyo Electron	199408
E62500002	UV cure	M200PCU	Tokyo Electron	199603
E63100003	Rinser drier	ST-880S	Tokyo Electron	199408
E63100004	Spin rinser drier	ST-880S	Tokyo Electron	199511
E67100001	Stepper	FPA-2500I3	Canon Sales	199408
E67100002	Stepper	FPA-2500I3	Canon Sales	199408
E67100003	Stepper	FPA-2500I3	Canon Sales	199408
E67100004	Stepper	FPA-2500I3	Canon Sales	199408
E67100005	Stepper	FPA-2500I3	Canon Sales	199408
E67100009	Stepper	M2241I	Innotech	199507
E67100010	Stepper	FPA-2500I3	CANON	199508
E67100011	Stepper	FPA-2500I3	CANON	199508
E67100015	Stepper	FPA-2500I3	CANON	199509
E67100016	Stepper	FPA-2500I3	CANON	199509
E67100017	Stepper	FPA-2500I3	CANON	199510
E67100019	Stepper	FPA-3000I4	CANON	199601
E67100020	Stepper	FPA-3000I4	CANON	199602
E67100021	Stepper	FPA-3000IW	CANON	199603
E67100022	Stepper	FPA-3000IW	CANON	199603
E67100023	Stepper	FPA-3000IW	CANON	199604
E67100024	Stepper	FPA-3000IW	CANON	199604
E67100025	Stepper	FPA-3000IW	CANON	199604
E67100026	Stepper	FPA-3000IW	CANON	199604
E67100027	Stepper	FPA-3000I4	CANON	199604
E67100028	Stepper	FPA-3000I4	CANON	199604
E67100029	Stepper	FPA-3000I4	CANON	199604
E67100030	Stepper	FPA-3000I4	CANON	199604
E67100031	Stepper	FPA-3000I4	CANON	199604
E67100032	Stepper	FPA-3000I4	CANON	199604
E67100033	Stepper	FPA-3000I4	CANON	199604
E67100034	Stepper	FPA-3000I4	CANON	199606
E67100035	Stepper	FPA-3000I4	CANON	199607
E67100036	Stepper	FPA-3000I4	CANON	199607
E67100037	Stepper	FPA-3000I5	CANON	199703
E67100038	Stepper	FPA-3000I5	CANON	199703
E67100039	Stepper	FPA-3000I5	CANON	199705
E67100040	Stepper	FPA-3000I5	CANON	199706
E67100041	Stepper	FPA-3000I5	CANON	199706
E67100042	Stepper	FPA-3000I5	CANON	199709
E67100054	Stepper	FPA-3000I5	CANON	199806
E67100055	Stepper	FPA-3000I5	CANON	199806
E70100001	Tape laminator	DR-8500	Chiyoda Denshi	199408
E70100002	Tape remover	HR-8500	Chiyoda Denshi	199408
F18200007	Particle	SFS-6400	Tokyo Electron	199408

F18200008	Particle	SFS-6400	Tokyo Electron	199408
F18200010	Analysis station	KLA-2551X	Tokyo Electron	199408
F18200011	Review station	KLA-2608	Tokyo Electron	199408
F18200023	Film thickness	FT-530/E	Sumisho Electronics	199408
F18200024	X-ray fluorescence	SYSTEM-3630	Rigaku	199408
F18200025	Stress	FLX-2328	Innotech	199408
F18200027	Film thickness	P2	Tokyo Electron	199408
F18200029	Dose monitor	TP-400XP	Hakuto	199408
F18200031	Microscope	IM-15	Daito Shoji (now Daito Electron)	199408
F18200032	Microscope	IM-15	Daito Shoji (now Daito Electron)	199408
F18200036	Film thickness	P2	Tokyo Electron	199408
F18200068	Film thickness	FT-700	Sumisho Electronics	199504
F18200069	Film thickness	FE-IV	Tokyo Electron	199505
F18200070	Microscope	1M-15	Daito Shoji (now Daito Electron)	199505
F18200071	Microscope	1M-15	Daito Shoji (now Daito Electron)	199505
F18200083	Analysis station	KLA-2552	KLA	199507
F18200084	Inspection system	KLA-2131	KLA	199507
F18200100	Tilt SEM	JWS-7500E	JEOL	199511
F18200102	Reflectance measurement	FT-750	Tencor	199511
F18200103	Surfscan	SFS6420	Tencor	199511
F18200104	Microscope	BIN (Camera)	Fujitsu Tohoku Electronics	199511
F18200112	Film thickness	FE4	Tokyo Electron	199602
F18200113	Film thickness	FT-750	Tencor	199602
F18200114	Resistivity mapping	OMNI MAP 55	Tencor	199602
F18200115	Microscope	IM-15	Daito Shoji (now Daito Electron)	199602
F18200116	Microscope	IM-15	Daito Shoji (now Daito Electron)	199602
F18200117	Microscope	IM-15	Daito Shoji (now Daito Electron)	199602
F18200118	Microscope	IM-15	Daito Shoji (now Daito Electron)	199602
F18200119	Microscope	IM-15	Daito Shoji (now Daito Electron)	199602
F18200120	Microscope	IM-15	Daito Shoji (now Daito Electron)	199602
F18200121	SEM	S-8820	Nissei Sangyo (now Hitachi High-Technologies)	199602
F18200123	SEM	S-8820	Nissei Sangyo (now Hitachi High-Technologies)	199602
F18200124	Reflectance measurement	FT-750	Tencor	199602
F18200127	Particle counter	SFS-7700	Tencor	199602
F18200128	Wafer inspection	KLA-2132	Tokyo Electron	199602
F18200129	UV transmissivity	UV1050	Tencor	199602
F18200130	Review station	INS2000	Dainippon Screen	199602
F18200136	Wafer inspection	KLA-2112	Tokyo Electron	199603
F18200137	Wafer inspection	KLA-2112	Tokyo Electron	199603
F18200138	Analysis station	KLA-2552	Tokyo Electron	199603
F18200158	Film thickness	FE7	Tokyo Electron	199606
F18200161	Overlay measurement	KLA-5100	Tokyo Electron	199607
F18200243	Wafer inspection	KLA-2115	KLA	199711
F20200001	Microscope (camera)	CHIVI (BIN)	Fujitsu Tohoku Electronics	199408
F20200002	Microscope	CHIVI (BIN)	Fujitsu Tohoku Electronics	199408
F20200003	Microscope (camera)	CHIVI (BIN)	Fujitsu Tohoku Electronics	199408
F20200004	Microscope (camera)	CHIVI (BIN)	Fujitsu Tohoku Electronics	199408
F20200005	Microscope (camera)	CHIVI (BIN)	Fujitsu Tohoku Electronics	199408
F20200006	Microscope (camera)	CHIVI (BIN)	Fujitsu Tohoku Electronics	199408
F20200010	Microscope	CHIVI (BIN)	Fujitsu Tohoku Electronics	199408
F20200016	Microscope (camera)	CHIVI (BIN)	Fujitsu Tohoku Electronics	199602
F20200018	Microscope (camera)	CHIVI (BIN)	Fujitsu Tohoku Electronics	199602
F20200019	Microscope (camera)	CHIVI (BIN)	Fujitsu Tohoku Electronics	199602
F20200020	Microscope (camera)	CHIVI (BIN)	Fujitsu Tohoku Electronics	199602

F20200021	Microscope (camera)	CHIVI (BIN)	Fujitsu Tohoku Electronics	199602
F20400002	Fully automatic exposure system	PM-PB20	Ryokosha	199408
F20500001	Analytical balance	MODEL AB-300	AMD	199602
F60100001	Diode array spectrophotometer	HP8452A	Nishikawa Keisoku	199411
H16600001	Sheet resistance	M-GAGE300	Tokyo Electron	199408
J00000147	Vertical diffusion furnace	ALPHA-8/SD	Tokyo Electron	199910
J00000156	Dry etcher	TE8401	Tokyo Electron	200003
J00000157	Dry etcher	TE8401	Tokyo Electron	200004
J00000198	Plasma CVD system	P-5000 (SiN)	Applied Materials	199912
J00000239	WSi CVD system	MB2-730 (DCS)	Fujitsu, Mie Plant	200002
J00000523	Vertical diffuser	DD-823V-8BL	Kokusai Electric	200004
J00000524	Vertical diffuser	DD-823V-8BL	Kokusai Electric	200004
J00000613	Dry etcher	CENTURA-5200	Applied Materials	200007
J00000622	Lamp anneal	LA-W820	Dainippon Screen	200007
J00001122	Vertical Diffusion Furnace	ALPHA-8SE-ZA (Hi Temp)	Tokyo Electron	200103
J00001209	CVD machine	CONCEPT TWO	Novellus Systems Japan	200110
J00001371	Sputtering system	ENDURA-CVD	Fujitsu Microelectronics	200208
J00001372	Sputtering system	ENDURA-CVD	Fujitsu Microelectronics	200212
J00001375	Plasma CVD system	P-5000 (ARC)	Fujitsu Microelectronics	200208
J00001377	Vertical diffusion furnace	a-8SED (GOX)	Fujitsu Microelectronics	200209
J00001381	Coater / developer	ACT8 CAR	Fujitsu Microelectronics	200211
J00001382	Sputtering system	ENDURA-CVD	Fujitsu Microelectronics	200208
J00001383	Plasma CVD system	MB2-730 (DCS)	Fujitsu Microelectronics	200209
J00001386	Poly etch	CENTURA-MXP	Fujitsu Microelectronics	200210
J00001387	Etcher	UNITY85-DI	Fujitsu Microelectronics	200210
J00001388	Etcher	UNITY85-DI	Fujitsu Microelectronics	200210
J00001389	Plasma CVD system	P-5000SA (BPSG)	Fujitsu Microelectronics	200212
J00001411	Vertical diffusion furnace	a-8SED (GOX)	Fujitsu Microelectronics	200209
J00001414	Stepper	FPA-3000EX6	Fujitsu Microelectronics	200211
J00001811	Dry etcher	TE8401	Tokyo Electron	200209
J00001812	Dry etcher	TE8401	Tokyo Electron	200209
K00000460	Patterned wafer inspection system	IS2510	Hitachi Electronics Engineering	199906
K00000461	Non-contact-type sheet resistance meter	NC110	KLA Tencor	199905
K00000817	Particle inspection	IS1600	Hitachi Electronics Engineering	200006
K00002122	SEM	S9220 (Etch)	Fujitsu Microelectronics	200209
K00002123	Microscope	Chivi-7	Fujitsu Microelectronics	200206
K00002125	Film thickness	UV-1080	Fujitsu Microelectronics	200208
K00002126	Overlay measurement	KLA-5200XP	Fujitsu Microelectronics	200208
K00002128	Film thickness	FE-7	Fujitsu Microelectronics	200211
K00002129	Overlay measurement	KLA 5200	Fujitsu Microelectronics	200210
K00002131	SEM	S9200 (Etch)	Fujitsu Microelectronics	200303
K00002132	SEM	S9200 (Photo)	Fujitsu Microelectronics	200207
K00002135	Film thickness	UV-1280SE	Fujitsu Microelectronics	200208
K00002137	Stress measurement	FLX-5410	Fujitsu Microelectronics	200302
K00002138	Resistivity mapping	OMNI RS-75/tc	Fujitsu Microelectronics	200303
K00002190	Particle	SFS6420	Fujitsu Microelectronics	200211
K00002191	Wafer inspection	KLA 2139	Fujitsu Microelectronics	200303

Description of Real Estate Security Interest (Mortgage Collateral)

1.	Descriptions of Buildings

Location:	6, 5-4, 5-11, 31-6, Kogyo Danchi, Monden-machi, Aizu-Wakamatsu City
Building no.:	No. 6
Main building
Type:	Factory
Construction:	Building with reinforced concrete and steel-frame construction, galvanized sheet iron flat roof, 4 floors and basement
Floor areas:	1st floor	23848.72 m2
	2nd floor	23326.16 m2
	3rd floor	2601.05 m2
	4th floor	4472.75 m2
	Basement	887.27 m2

Attached building:	No. 1
Type:	Janitor’s room
Construction:	Building with steel-frame construction, flat roof, 1 floor
Floor area:	48.75 m2

Attached building:	No. 2
Type:	Garage
Construction:	Building with steel-frame construction, galvanized sheet iron roof, 1 floor
Floor area:	59.63 m2

Attached building:	No. 3
Type:	Storage warehouse
Construction:	Building with steel-frame construction, galvanized sheet iron roof, 1 floor
Floor area:	54.24 m2

Attached building:	No. 4
Type:	Business offices
Construction:	Building with reinforced concrete and steel-frame construction, flat roof, 4 floors
Floor areas:	1st floor	385.94 m2
	2nd floor	1281.00 m2
	3rd floor	1281.00 m2
	4th floor	1333.52 m2
Location:	5-1, 4, Kogyo Danchi, Monden-machi, Aizu-Wakamatsu City
Building no.:	5-1
Type:	Drainage purification room
Construction:	Building with steel-frame construction, galvanized sheet iron flat roof, 3 floors
Floor areas:	1st floor	2904.00 m2
	2nd floor	1270.09 m2
	3rd floor	54.75 m2

Location:	4, Kogyo Danchi, Monden-machi, Aizu-Wakamatsu City
Building no.:	4-2
Type:	Electric generator room, business offices
Construction:	Building with steel-frame construction, galvanized sheet iron roof, 5 floors
Floor areas:	1st floor	877.92 m2
	2nd floor	109.80 m2
	3rd floor	877.50 m2
	4th floor	865.62 m2
	5th floor	865.62 m2

2.	Descriptions of Buildings

Location:	1-11, Higashi-Takaku, Takaku-aza, Kozashi-machi Oaza, Aizu-Wakamatsu City
Building no.:	1-11
Main building
Type:	Factory
Construction:	Building with reinforced concrete and steel-frame construction, galvanized sheet iron roof, 4 floors
Floor areas:	1st floor	12562.17 m2
	2nd floor	1940.94 m2
	3rd floor	4879.27 m2
	4th floor	4944.77 m2

Attached building:	No. 1
Type:	Factory
Construction:	Building with reinforced concrete and steel-frame construction, galvanized sheet iron roof, 4 floors and basement
Floor areas:	1st floor	34265.00 m2
	2nd floor	4062.00 m2
	3rd floor	17050.00 m2
	4th floor	836.67 m2
	Basement	2082.55 m2

Attached building:	No. 2
Type:	Electric generator room
Construction:	Building with steel-frame construction, flat roof, 1 floor
Floor area:	2340.00 m2

Attached building:	No. 3
Type:	Storeroom
Construction:	Building with concrete block construction, galvanized sheet iron roof, 1 floor
Floor area:	25.22 m2

Attached building:	No. 4
Type:	Storage warehouse
Construction:	Building with steel-frame construction, galvanized sheet iron roof, 1 floor
Floor area:	80.04 m2

Attached building:	No. 5
Type:	Warehouse
Construction:	Building with concrete block construction, galvanized sheet iron roof, 1 floor
Floor area:	47.77 m2

Attached building:	No. 6
Type:	Guard’s room
Construction:	Building with steel-frame construction, flat roof, 1 floor
Floor area:	72.00 m2

Attached building:	No. 7
Type:	Garage
Construction:	Building with steel-frame construction, flat roof, 1 floor
Floor area:	78.23 m2

SCHEDULE FIVE

Guarantee

(Translation)

This translation is prepared for reference purpose only. If there is a conflict between in any of the provision provided in this translation and that of the Japanese original, the Japanese original shall prevail.

GUARANTEE

September 25, 2003

MIZUHO CORPORATE BANK, LTD.

THE DAI-ICHI MUTUAL INSURANCE COMPANY

SHINKIN CENTRAL BANK.

THE BANK OF YOKOHAMA, LTD

as Lender

MIZUHO CORPORATE BANK, LTD.

as Agent

Address:

Guarantor:                 Fujitsu Ltd.

The Guarantor hereby undertakes the obligations set forth herein in connection with the Loan Agreement of JPY 18,000,000,000 in aggregate (the “Agreement”) dated September 25, 2003, by and among FASL Japan Limited as the Borrower, [Name] as the Lender, and Mizuho Corporate Bank, Ltd. as the Agent. The capitalized terms used herein shall have the meaning set forth in the Agreement unless otherwise defined in this Guarantee.

1	Guarantee

1.1	The Guarantor shall jointly and severally guarantee all of the obligations undertook by the Borrower against the Lender and the Agent under the Agreement. If any obligation, which the Borrower undertook by the Agreement, has become due or demanded, the Guarantor shall, in accordance with the procedure set forth under Clause 16 of the Agreement, fully pay to the Agent, which has become payable to the Agent, and to the Lender via the Agent, which has become payable to the Lender.

1

1.2	Even in case the Borrower has any defense (other than the defense of the obligations being undue) in respect of the obligations of the Borrower under the Agreement, the Guarantor shall undertake obligations in the same term with such obligations, which the Borrower would have incurred if there has not been any defense, and if any such obligation has become due or demanded, the Guarantor shall, in accordance with the procedure set forth under Clause 16 of the Agreement, immediately and fully pay to the Agent, which has become payable to the Agent, and to the Lender via the Agent, which has become payable to the Lender.

1.3	Even in case any obligation of the Borrower under the Agreement has become affected by default, merger, reorganization to a holding company or its subsidiary, spin-off, or any other regime similar to the foregoing by the Borrower, or has become affected by change of laws etc. (including foreign laws) applicable to the Borrower, the guarantee obligations of the Guarantor under this Clause shall be deemed to have no consequence thereof.

1.4	Even in case the Guarantor becomes a creditor by performance of the guarantee obligation under this Clause or any other obligation, until all of the Borrower’s obligations under the Agreement are fulfilled, the Guarantor shall not exercise any right as the creditor without the Agent’s consent, and even if the Guarantor exercise such rights, such exercise shall be subordinated to the Lender’s rights against the Borrower.

2	Representations and Warranties

The Guarantor represents and warrants to the Lender and the Agent that each of the following matters is true and correct at the execution date of this Guarantee and at the Drawdown Date. In the event that any of the following matters is found to be untrue or incorrect, the Guarantor shall fully indemnify all of the losses and costs incurred by the Lender and the Agent by such untrue or incorrect representation and warranty:

(i)	The Guarantor is a stock company (kabushiki kaisya) duly incorporated and validly existing under the laws of Japan.

(ii)	The Guarantor has a legal capacity (sui juris) necessary for execution and performance of this Guarantee, execution and performance of this Guarantee by the Guarantor and any transactions associated herewith are within the corporate purposes of the Guarantor, and the Guarantor has duly completed all procedures necessary therefor under the Laws and Ordinances, the Articles of Incorporation and other internal company rules of the Guarantor.

2

(iii)	The execution and performance of this Guarantee by the Guarantor and any transactions associated herewith does not result in (a) any violation of Laws and Ordinances which bind the Guarantor, (b) any breach of its Articles of Incorporation and other internal company rules of the Guarantor, and (c) any material breach of a third-party contract to which the Guarantor is a party or which binds the Guarantor or the assets of the Guarantor.

(iv)	The person who signed or attached his/her name and seal to this Guarantee is authorized to sign or attach his/her name and seal to this Guarantee as the representative of the Guarantor by all procedures necessary pursuant to the Laws and Ordinances, Articles of Incorporation or other internal company rules of the Guarantor.

(v)	This Guarantee constitutes legal, valid and binding obligations of the Guarantor, and is enforceable against the Guarantor in accordance with the terms of this Guarantee.

(vi)	All reports such as annual securities report (yukashoken-houkokusho), semi-annual report (hanki-houkokusho), extraordinary report (rinji-houkokusho) and revision report (teisei-houkokusho) prepared by the Guarantor are accurately and duly prepared in accordance with the accounting standards which is generally accepted as fair and appropriate one in Japan.

(vii)	After the last day of the fiscal year ended on March 31, 2003, no material change, which will cause a material deterioration of the business, assets, or financial condition of the Guarantor described in the audited fiscal statement of that fiscal year and which may materially affect the performance of the obligations of the Guarantor under this Guarantee, has occurred.

(viii)	No lawsuit, arbitration, administrative procedure, or any other dispute has commenced, or, to the knowledge of the Guarantor, is likely to commence with respect to the Guarantor, which will or may materially cause adverse effects on the performance of its obligations under this Guarantee.

(ix)	No event of default has occurred to any pecuniary obligation exceeding a value of 1 billion yen (JPY 1,000,000,000) under any agreement (including this Guarantee) which the Guarantor is a party to.

(x)	The Guarantor owns 100% of the shares of FMH outstanding, FMH owns not less than 40% of the shares of FASL LLC outstanding, and FASL LLC owns 100% of the shares of the Borrower outstanding.

3

3	Guarantor’s Covenants

3.1	The Guarantor covenants to perform, at its expense, the matters described in each of the following items on and after the date of this Guarantee, and until the Agreement is terminated and the Borrower or the Guarantor completes the performance of all of its obligations under the Agreement and the Guarantee to each Lender and Agent:

(i)	If any matter described in each item of Clause 22.1 or Clause 22.2 of the Agreement has occurred, or is likely to occur, the Guarantor shall immediately notify the Agent and All Lenders thereof in writing.

(ii)	If the annual securities report (yukashoken-houkokusho) is made, the Guarantor shall submit a copy of the annual securities report (yukashoken-houkokusho), within 120 days from the end of each fiscal year, to All Lenders through Agent.

(iii)	If the semi-annual report (hanki-houkokusho) is made, the Guarantor shall submit a copy of the semi-annual report (hanki-houkokusho), within 120 days from the end of each fiscal year, to All Lenders through the Agent.

(iv)	If the extraordinary report (rinji-houkokusho) or revision report (teisei-houkokusho) is made, the Guarantor shall submit a copy of such report to All Lenders through the Agent without delay.

(v)	Upon a request made by the Agent or the Lender through the Agent, the Guarantor shall immediately notify in writing to the Agent of the conditions of the assets, management, or businesses of the Guarantor, and shall provide the necessary assistance to facilitate the investigations thereof.

(vi)	If any material change has occurred, or is found to be likely to occur with the passage of time, to the conditions of the assets, management, or businesses of the Guarantor, or if any lawsuit, arbitration, administrative procedure, or any other dispute, which will materially affect, or is likely to materially affect, the performance of the obligations of the Guarantor under this Guarantee, has commenced, or is found to be likely to commence, the Guarantor shall immediately notify the Agent thereof in writing.

(vii)	If any change is made to the rating of the Guarantor’s short-term or long-term debt by Moody’s or Rating and Investment Information, Inc. (including rendering of a new rating or withdrawal of the existing rating), the Guarantor shall immediately notify the Agent thereof in writing.

(viii)	If any of the foregoing items is found untrue, the Guarantor shall immediately notify thereof to the Agent in writing.

4

3.2	The Guarantor shall not offer any collateral to secure its obligations under this Guarantee for the benefit of certain Lenders on and after the date of this Guarantee, and until the Agreement is terminated and the Borrower and the Guarantor complete the performance of all of their obligations under the Agreement and this Guarantee to each Lender and Agent, unless All Lenders and the Agent give prior written consent thereto.

3.3	The Guarantor shall, on and after the date of this Guarantee, and until the Agreement is terminated and the Borrower and the Guarantor completes the performance of all of their obligations under the Agreement and this Guarantee to each Lender and Agent, affirmatively covenants to be in compliance with matters described in the items below:

(i)	The Guarantor will maintain licenses and other similar permits that are necessary to conduct the Guarantor’s main business, and continue to carry out the business in compliance with material provisions of all Laws and Ordinances.

(ii)	The Guarantor will not change its main business.

(iii)	The Guarantor will not, unless otherwise specified in the Laws and Ordinances, subordinate the payment of any of its debts under this Guarantee to the payment of any unsecured debts (including any secured debts that will not be fully collected after the foreclosure sale of the collateral), or at least will treat them equally.

(iv)	The Guarantor will not assign material party of its business or all or part of its assets to a third party unless a written consent by the Majority Lenders is obtained; provided, however, that if the value of the business or assets to be assigned in one transaction is less than 100 billion yen, such assignment shall be permitted.

(v)	The Guarantor will not change its accounting standard to the one not in accordance with the accounting standard which is generally accepted as fair and appropriate one in Japan.

(vi)	The Guarantor will maintain the rating of its long-term debt by Rating and Investment Information, Inc. to BBB- or higher.

(vii)	The Guarantor will maintain the shareholding ratio of FMH shares by the Guarantor to 100%, will maintain the shareholding ratio of FASL LLC shares by FMH to not less than 40%, and will maintain the shareholding ratio of the Borrower shares by FASL LLC to 100%.

(viii)	Regardless of any reason, the Guarantor will not do any of the matters provided below unless a written consent by the Majority Lenders is obtained; provided, however, that the consent by the Majority Lenders shall not be withheld unreasonably, such as the case where the Lender’s rights will not be affected negatively:

5

a)	Termination or amendment of the Security Assignment Agreement (Joto Tanpo Settei Keiyaku) dated June 30, 2003, executed by and between the Guarantor and the Borrower (the “Security Assignment Agreement”), and the Mortgage Agreement and the Letter Concerning Establishment of Security Interest (Tanpo Sashiire Sho) dated June 30, 2003, executed by and between the Guarantor and the Borrower (the “Mortgage Agreement”).

b)	Assignment, establishment of security interest over the original security interest (tenteito), and disposal in any other way of the security interest (jyototanpo-ken) based on the Security Assignment Agreement. Disposal of the asset subject to such security interest; provided, however, that disposal of such asset within the normal course of business shall be permitted (including disposition by renewal).

c)	Assignment, establishment of security interest over the original security interest (tenteito), change in the priority (jyuni-no-henko), assignment of the priority (Jyuni-no-jyoto), and disposal in any other way of the security interest (teito-ken) based on the Mortgage Agreement. Disposal of the asset subject to such security interest.

(ix)	The Guarantor will obtain perfection in connection with the Security Assignment Agreement and the Mortgage Agreement, and will maintain such perfection.

4	Confidentiality Obligations

The Guarantor shall raise no objection to the disclosure of information set forth in each item below:

(i)	If the notice of refusal to make an Individual Loan has been given pursuant to the provisions of Clause 7.1 of the Agreement, or if any of the events described in the items of Clause 22.1 or 22.2 of the Agreement have occurred, or if the clarification of the intention of the Majority Lenders has been required pursuant to the provisions of Clause 27 of the Agreement, the Agent and a Lender may, by imposing a confidentiality obligation to the receiving party, disclose any information with regard to the Guarantor or the transaction with the Guarantor, which either party has obtained through the Agreement, this Guarantee or an agreement other than this Guarantee, to the extent reasonably required.

(ii)	Upon the assignment of the Loan Receivables pursuant to Clause 29 of the Agreement, a Lender may disclose any information with regard to

6

the Agreement or this Guarantee to the Assignee or a person considering to become an Assignee (including an intermediary of such assignment), on the condition that those shall be imposed by the confidentiality obligations. The information with regard to the Agreement or this Guarantee in this item shall mean any information regarding the Guarantor’s credit that has been obtained in connection with the Agreement or this Guarantee, any information regarding the contents of the Agreement or this Guarantee and other information incidental thereto, and any information regarding the contents of the Loan Receivables to be assigned and other information incidental thereto, and shall not include any information regarding the Guarantor’s credit that has been obtained in connection with any agreement other than the Agreement or this Guarantee.

5	Risk Bearing; Exemption, Compensation, and Indemnification

5.1	If any document furnished by the Guarantor to the Agent or each Lender have been lost, destroyed, or damaged for any unavoidable reasons such as incidents or natural disasters, the Guarantor shall, upon consultation with the Agent, perform its obligations under this Guarantee based on the records, such as books and vouchers, of the Lender or the Agent. The Guarantor shall, upon request of the Agent or a Lender through the Agent, forthwith prepare substitute document and furnish it to the Agent or the Lender through the Agent.

5.2	If each Lender or the Agent performs transactions after comparing, with due care, the seal impression of the representative and agent of the Guarantor to be used for the transactions in relation to this Guarantee with the seal impression submitted by the seal submitted by the Guarantor in advance, the Guarantor shall bear any damages, loss or expenses incurred as a result of an event such as forgery, alteration, or theft of seal.

6	Changes in Notified Matters

In the case of changes in the matters notified to the Agent, such as the trade name, representative, agent, signature, seal, or address, the Guarantor shall immediately notify the Agent of such changes in writing.

7	Governing Law and Jurisdiction

This Guarantee shall be governed by the laws of Japan, and the Tokyo District Court shall have the exclusive jurisdiction over any disputes arising in connection with this Guarantee.

7

IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be signed and sealed herein and has delivered to the Agent, and the Agent has kept the original and has distributed a copy thereof to the Borrower, the Guarantor and All Lenders upon confirming that such copy is the same content as its original.

8